   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1997.

                                                            REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              SONOMA INTERNATIONAL
                 (Name of Small Business Issuer in its Charter)

              NEVADA                             4493                           94-0880052
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)          Identification Number)

                        3000 LEXINGTON FINANCIAL CENTER
                           LEXINGTON, KENTUCKY 40507
                                 (606) 281-0000
   (Address and telephone number of registrant's principal executive offices)

                                 JAMES L. FRYE
                              SONOMA INTERNATIONAL
                        3000 LEXINGTON FINANCIAL CENTER
                           LEXINGTON, KENTUCKY 40507
                                 (606) 281-0000
           (Name, address and telephone number of agent for service)

                             ---------------------

                                   Copies to:

                RICHARD F. DAHLSON
                  CRAIG G. ONGLEY                                     ALAN I. ANNEX
              JACKSON WALKER, L.L.P.                           CAMHY KARLINSKY & STEIN LLP
            901 MAIN STREET, SUITE 6000                          1740 BROADWAY, 16TH FL.
                 DALLAS, TX 75202                               NEW YORK, N.Y. 10019-4315

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                                PROPOSED        MAXIMUM
              TITLE OF EACH                                     MAXIMUM        AGGREGATE       AMOUNT OF
           CLASS OF SECURITIES                AMOUNT TO BE   OFFERING PRICE     OFFERING      REGISTRATION
             TO BE REGISTERED                  REGISTERED   PER SECURITY(1)     PRICE(1)          FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value.............       shares                        $17,500,000     $5,303.02
------------------------------------------------------------------------------------------------------------
Representative's Warrants to purchase
  Common Stock............................                       $.0001                           (2)
------------------------------------------------------------------------------------------------------------
Common Stock underlying Representative's
  Warrants(3).............................       shares                         $1,800,000       $545.45
------------------------------------------------------------------------------------------------------------
Total.......................................................................   $19,300,000     $5,848.47
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act") and includes shares subject to the exercise of the Over-Allotment Option.

(2) No fee is required pursuant to Rule 457(g) under the Securities Act.

(3) Issuable upon the exercise of the Representative's Warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1997
                                              SHARES

                              SONOMA INTERNATIONAL

                                  COMMON STOCK

     All of the shares of common stock, $.001 par value, (the "Common Stock") offered hereby (the "Offering") are being issued and sold by SONOMA INTERNATIONAL (the "Company"). Although the Company is a public reporting company through a prior registration, prior to the Offering, there has been no material public trading market for the Common Stock and there can be no assurance that such a market will develop after completion of the Offering or, if developed, that it will be maintained. It is currently anticipated that the
initial public offering price will be between $          and $          per
share of Common Stock. For information regarding the factors considered in determining the public offering price of the Common Stock, see "Underwriting."

     The Company intends to apply to have the Common Stock quoted on the Nasdaq National Market under the proposed symbol "SNMA."

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 4 AND "DILUTION" AT PAGE 9.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


==============================================================================================
                                                             UNDERWRITING
                                             PRICE TO       DISCOUNTS AND      PROCEEDS TO
                                              PUBLIC        COMMISSIONS(1)      COMPANY(2)
----------------------------------------------------------------------------------------------
Per Share...............................         $                $                 $
----------------------------------------------------------------------------------------------
Total(3)................................         $                $                 $
==============================================================================================

(1) Does not include additional compensation payable to National Securities Corporation, the Representative (the "Representative") of the several Underwriters (as defined herein), in the form of a non-accountable expense allowance or the value of the Representative's Warrants granted to
     Representative to purchase up to                shares of Common Stock and
     which were sold to Representative at a nominal price. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.
(2) Before deducting expenses estimated to be $1,500,000 payable by the Company including the Underwriter's non-accountable expense allowance.
(3) The Company has granted to the Underwriters an option (the "Over-Allotment Option"), exercisable within 45 days from the date of this Prospectus, to
     purchase up to                additional shares of Common Stock upon the
     same terms and conditions as set forth above solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to the
     Company will be $          , $          and $          , respectively. See
     "Underwriting."

     The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their Counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that the delivery of the shares will be made at the offices of National
Securities Corporation in Seattle, Washington on or about             , 1997.

                        NATIONAL SECURITIES CORPORATION
               THE DATE OF THIS PROSPECTUS IS             , 1997

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Over-Allotment Option or the Representative's Warrants (as defined). Potential investors should carefully consider the information set forth under "Risk Factors."

                                  THE COMPANY

     Sonoma International (the "Company" or "Sonoma") operates and manages leisure oriented real estate properties. It currently controls two facilities, the Jamestown Resort & Marina and the Key West Conch Harbor. The Jamestown Resort & Marina ("Jamestown"), located on Lake Cumberland in South Central Kentucky, comprises approximately 291 acres of land and water leased from the U.S. Army Corps of Engineers. Jamestown's facilities include (i) a marina consisting of 805 slips, 645 of which are annual rentals to the public and the remaining 160 of which are used for transient rentals and to house the Company's Jamestown rental watercraft fleet; (ii) the ship's store (which sells groceries, sundries and gifts); (iii) a restaurant; (iv) a fuel depot; (v) yacht club and snack bar; (vi) lodging rentals consisting of 18 individual cabins and 40 suites in a hotel setting called the "Lodge" and (vii) boat rentals comprising 19 pontoon boats, 30 house boats and the Jamestown Queen, a 140 passenger paddle-wheel boat used primarily for sight seeing and dinner cruises. Gross revenues from Jamestown operations were $3,683,807, and $4,020,022 for the twelve month period ended December 31, 1994 and 1995 respectively and $3,541,102 for the nine month period ending September 30, 1996. During the twelve months ending December 31, 1995, marina slip rentals accounted for 29.1% of the Jamestown gross revenues and boat rentals, lodging and fuel sales comprised 18.6%, 17.0% and 13.2%, respectively, with the restaurant, ship's store and miscellaneous sales responsible for the remainder.

     Key West Conch Harbor ("Key West") is located on approximately two acres of land, owned by the Company, in Key West Florida's "Old Town" preservation district and has approximately 251 feet of frontage on a city street on one end and 221 feet of water front on the opposite end. Key West is primarily a commercial dock and fueling facility which currently consists of a 450 foot newly constructed dock, two 100 foot finger piers and a Texaco Star Port(R) fueling dock. The Company plans to continue the development of Key West by constructing a two story building on the existing dock to house marina operations, fuel service, a small retail grocery and sundry convenience store along with lavatory and shower facilities. Also planned is a restaurant and beverage facility and several retail shops, which the Company intends to lease to third parties. Gross revenues from Key West operations were $166,390 and $653,913 for the twelve month period ending December 31, 1994 and 1995 respectively, and $1,147,701 for the nine month period ending September 30, 1996. Substantially all Key West's gross revenues are from fueling sales and slip rentals.

     Sonoma's business strategy is to utilize the Jamestown and Key West facilities as cornerstone properties to provide a base from which to expand its operations through future development and acquisition of leisure oriented real estate properties including hotels, resorts, spas, marinas and other commercial real property. The objective of the strategy is to attempt to balance out uneven cash flow caused by seasonality of the resort and marina business by acquiring properties whose "off " seasons are opposite of each other, and to utilize economies of scale including reducing management personnel, quantity discounts for goods the Company resells and supplies the Company uses in its day to day operations.

     Through continuing acquisitions, the Company believes that it will develop additional synergies and cost savings which will provide the Company a greater opportunity to earn a profit.

     Although Sonoma was formed as a Nevada corporation in 1940 it has had no material operations within recent years until it acquired Jamestown Resort & Marina, Inc. and Key West Conch Harbor, Inc. in December of 1996. See "Business." Unless the context otherwise requires, all references to the Company or Sonoma contained in this Prospectus shall be deemed to refer to the Company and its affiliates, Key West and Jamestown. The Company's principal executive offices are located at 3000 Lexington Financial Center, Lexington, Kentucky 40507, and its telephone number is (606) 281-0000.

                                  THE OFFERING

Offering Price.....................................   per share
Common Stock offered by the Company................   shares
Common Stock to be outstanding after the
  Offering(1)......................................   shares
Use of proceeds by the Company.....................   For general corporate purposes,
                                                      including the retirement of debt, the
                                                      payment of certain contingent and other
                                                      obligations with respect to the
                                                      acquisition of certain assets and to
                                                      finance the expansion of the Company.
                                                      See "Use of Proceeds."
Proposed Nasdaq symbol.............................   "SNMA"

---------------

(1) Does not give effect to shares of Common Stock issuable upon exercise of the Over-Allotment Option, exercise of the Representative's Warrants, or to the 350,000 shares of Common Stock reserved by the Company which may be issued pursuant to the 1996 Long-Term Incentive Plan adopted by the Company. See "Underwriting" and "Management -- Employee Benefit Plans."

                                  RISK FACTORS

     Investment in the Common Stock offered hereby involves a high degree of risk and immediate dilution. Investors should carefully consider the information presented under the caption "Risk Factors" and "Dilution" in this Prospectus, including risks related to the Company's limited operating history, future business expansion and the risks inherent with the Company's business, among others.

                             SUMMARY FINANCIAL DATA

     The following table summarizes certain selected financial data of the Company and is qualified in its entirety by the more detailed combined financial statements contained elsewhere in this Prospectus. The summary financial data contained in the following table is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto appearing elsewhere in this Prospectus. Pro forma data is presented as if certain events occurred on the date(s) stated.

                                       TWELVE MONTHS ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                   -----------------------------------------       -----------------------------------------
                                          HISTORICAL          PROFORMA(1)(4)              HISTORICAL          PROFORMA(1)(4)
                                   ------------------------   --------------       ------------------------   --------------
                                      1994          1995           1995               1995          1996           1996
                                   ----------    ----------   --------------       ----------    ----------   --------------
INCOME STATEMENT DATA:
  Revenues........................ $3,850,197    $4,673,935     $4,673,935         $4,065,879    $4,688,803     $4,688,803
  Costs and expenses
    Costs of revenues.............  1,725,202     2,260,132      2,260,132          1,946,742     2,257,181      2,257,181
    Selling, general and
      administrative..............  1,227,059     1,482,672      1,562,672          1,026,374     1,147,425      1,207,425
    Amortization of goodwill......     18,426        30,252         30,252             22,689        55,774         55,774
    Depreciation and
      amortization................    648,220       624,360        624,360            456,751       395,263        395,263
                                    ---------     ---------      ---------          ---------     ---------      ---------
        Total costs and
          expenses................  3,618,907     4,397,416      4,477,416          3,452,556     3,855,643      3,915,643
  Gain on reduction of
    obligations...................         --       447,062         28,363            418,699     2,461,159             --
  Interest expense................    968,498     1,134,742        904,562            836,600       978,981        670,571
                                    ---------     ---------      ---------          ---------     ---------      ---------
  Net income (loss)............... $ (737,208)   $ (411,161)    $ (679,680)        $  195,422    $2,315,338     $  102,589
                                    =========     =========      =========          =========     =========      =========
  Income (loss) per share......... $    (0.48)   $    (0.27)    $                  $     0.13    $     1.36     $       --
  Weight-average shares
    outstanding...................  1,535,000     1,549,342               (1)(2)    1,535,000     1,707,100             --(1)(2)


                                             DECEMBER 31,                                     SEPTEMBER 30,
                                             ------------                          ------------------------------------
                                                                                                       PROFORMA AS
                                              HISTORICAL                           HISTORICAL      ADJUSTED(1)(2)(3)(4)
                                             ------------                          -----------     --------------------
                                                 1995                                 1996                 1996
                                             ------------                          -----------     --------------------
BALANCE SHEET DATA:
  Cash.....................................  $    30,527                           $   453,896         $         --
  Current assets...........................      289,935                             1,444,874                   --
  Total assets.............................   13,745,106                            15,218,033                   --
  Current liabilities......................    9,651,404                             6,801,777                   --
  Long term debt...........................    8,947,583                            10,745,576                   --
  Owners' equity (deficit).................   (4,853,881)                           (2,329,320)                  --

---------------

(1) Adjusted to reflect the sale of the Common Stock offered hereby and the application of the estimated net proceeds therefrom (assuming an initial
    public offering price of $     per share). See "Capitalization" and "Use of
    Proceeds."

     Unless otherwise indicated, all information in this Prospectus assumes that there is no exercise of the Over-Allotment Option or the Representative's Warrants and does not give effect to the 350,000 shares of Common Stock which are reserved by the Company and may be issued pursuant to the 1996 Long-Term Incentive Plan. See "Underwriting" and "Management -- Employee Benefit Plans."

(2) Includes (a) the issuance of 304,172 shares of Common Stock to relieve related party debt totaling $1,326,382, (b) the issuance of 261,563 shares of Common Stock to a related party in connection with commission and incentive fees related to the purchase of Jamestown by Sonoma and (c) the issuance of 26,969 shares of Common Stock to an incentive plan for Jamestown creditors and employees.

(3) Includes effect of conversion of debt to equity amounting to $514,826.

(4) Includes effect of a) reduction in interest for paydown of debt (1995-$230,180; 1996-$308,410), b) reduction in fees included in selling, general and administrative expenses (1995-$20,000; 1996-$15,000 and c) increase in selling, general and administrative expenses to reflect increased professional fees and incentive stock plan expenses
    (1995-$100,000; 1996-$75,000).

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING TOGETHER WITH ALL THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS. COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHOSE FINANCIAL POSITION AND RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS OF LOSS.

FINANCIAL CONDITION; ABILITY TO CONTINUE AS A GOING CONCERN; EARLY STAGES OF DEVELOPMENT

     The Company recently acquired Jamestown and Key West and intends to continue to acquire primarily leisure oriented properties. As a result, the Company is in the early stages of implementation of its business plan. In addition, Key West is currently under continuing development with its commercial dock and fueling facilities completed in 1996. Accordingly, it is anticipated that, even upon repayment of certain debt and the corresponding decrease of the interest expense, the Company will continue to incur losses until revenues generated by expanded operations are sufficient to offset usual operating and expansion costs. Consequently, the report of the Company's independent auditors with respect to the Company's combined financial statements for the year ended December 31, 1995 contains an explanatory paragraph to the effect that conditions exist that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will ever generate sufficient revenues to meet its operating expenses, to permit projected expansion or to operate profitably. See "Business", "Financial Statements", and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HISTORY OF LOSSES

     The Company has incurred net losses in each year since its inception with a net loss of $411,161 for the year ended December 31, 1995 and a loss of $737,208 for the previous fiscal year. There can be no assurance that the Company will ever achieve or be able to sustain profitability. See "Financial Statements."

RISKS ASSOCIATED WITH GROWTH AND ACQUISITIONS

     The Company intends to grow internally through the opening of additional facilities, as well as through strategic acquisitions. There can be no assurance that the Company will be able to identify, acquire or profitably manage acquired companies or successfully integrate such operations into the Company without substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will be profitable at the time of their acquisition or will achieve levels of profitability that justify the investment therein. Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company's financial condition and results of operations. See
"Business -- Business Strategy."

ECONOMIC AND SEASONAL CONDITIONS

     The Company's business is seasonal in nature and is also subject to economic fluctuations. Use of the Company's facilities and purchase of its products and services is leisure oriented and thus discretionary and is likely to decline during recessionary periods when disposable income is lower. Any significant declines in general economic conditions or uncertainties regarding future economic prospects affecting consumer spending habits could have a material adverse effect on the Company's business, financial condition and results of operations.

     Use of the Company's services declines during certain times of the year depending upon weather conditions. The Company's operations at Jamestown normally decline in the winter, while use of the

Company's Key West facilities normally declines slightly in the summer months. Such seasonal variations can materially affect the Company's ability to sell its services, resulting in uneven operational cash flow among fiscal quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ENVIRONMENTAL REGULATIONS AND LIABILITY

     The industry in which Sonoma operates is subject to numerous environmental laws and regulations at federal, state and local government levels. Primary among these are those which affect (i) the Company's fuel storage and retail fueling operations and (ii) the Company's ability to develop additional facilities, including increasing dockage may require permits or approval due to the environmental impact on inland or coastal waterways. The Company's profitability and business strategy are dependent upon the Company's ability to maintain its operations within the confines of numerous environmental rules and regulations, including any future changes in such rules and regulations. Should the Company be liable for any significant fuel spill, fuel tank leakage or other environmental hazard which in turn would require the Company to expend significant financial resources to clean up or rectify such a problem or pay damages or substantial fines, such expenditures could materially adversely affect the Company's financial condition to the point that the Company could no longer continue to be solvent.

POTENTIAL LEGAL LIABILITY

     The Company's ownership, operation and management of all or a portion of its resort and marina facilities expose the Company to potential third-party claims or litigation by the users of the facilities for personal injury or other damages arising from their use of the Company leased or owned facilities including possible damage to user owned watercraft from the negligence of the Company's employees, agents or contractors. The Company maintains an insurance program that provides coverage for certain liability risks faced by the Company including personal injury, bodily injury, death or property damage to a third party where the Company is found negligent. There can be no assurance, however, that the Company's insurance will be adequate to cover potential third party claims, can be maintained economically or will be adequate to cover all potential liabilities which the Company may experience. To the extent the Company's insurance should prove to be inadequate, any short fall would have a negative impact upon the Company's financial condition and results of operations. See "Business."

COMPETITION

     The Company competes primarily on the basis of the quality and range of services offered, desirability of its facilities, location to its customers, its experience in managing its facilities and its ability to offer an economic value to its customers. In any given market, the Company may have several direct competitors offering similar services to those of the Company. Some of these competitors may have greater financial, operating or management resources than the Company. See "Competition."

WEATHER RISKS

     The Company's current facilities are located on or near large bodies of water which makes them subject to a substantial risk of damage due to adverse weather, including storms. Key West is located in a geographical area which has a significant history of hurricanes.

     The potential damage to the Company from such adverse weather is both physical and economic. The physical damage could consist of damage to a number of the Company's properties and their improvements including but not limited to docks, Company owned watercraft, guest accommodations, fuel pumps and storage tanks. Economic damage would include lost revenues due to i) damaged facilities not being available for use and ii) cancellation of accommodations, boat reservations, and a decreased use of other facilities by customers in response to the threat of bad weather or as a result of adverse weather. Although the Company currently maintains casualty insurance, there can be no assurance that the Company will maintain such insurance in the future, that such insurance will be available or that such insurance will have sufficient limits to adequately cover the Company's cost and expenses to repair or replace damaged improvements or personal property. Any significant damage over and above the Company's insurance policy limits, if any, may have a substantial negative impact on the Company's profitability or cause the Company to cease as a going concern.

SAFETY AND HEALTH RISKS

     The Company operates certain facilities such as its dock, fueling stations, rental watercraft and the Jamestown Queen paddle-wheel excursion boat where there can be no assurance that customers of the Company's facilities will not suffer a substantial or fatal injury due to negligence of other customers or users of the Company's facilities, negligent operations by the Company, or failure or malfunction of machinery or other mechanical devices. The Company currently maintains liability insurance, however, there is no assurance that the Company will maintain such insurance in the future or that such insurance will have sufficient limits to adequately cover the Company's costs and expenses of litigation and its liability for damages sustained by one or more of its customers. Any significant damage award or settlement, over and above the Company's insurance policy limits, if any, may have a substantial negative impact on the Company's profitability or cause the Company to cease as an operating concern.

BROAD DISCRETION OVER APPLICATION OF PROCEEDS

     The Company intends to use approximately $     million of the net proceeds
of the Offering for working capital and future acquisitions/expansion of the Company, however, there is no specific amount allocated to these purposes. Consequently, management of the Company will have broad discretion in determining the manner in which a substantial portion of the net proceeds of the Offering are used or applied.

SHARES ELIGIBLE FOR FUTURE SALE

     An aggregate of 1,546,273 shares of Common Stock owned by the principal stockholders of the Company and an aggregate of 453,727 shares of Common Stock owned by a group of 26 stockholders are restricted securities and will be eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") in December, 1998. An additional 207,893 shares are held by numerous stockholders and are restricted shares currently eligible for sale in the public market pursuant to Rule 144 of the Securities Act. Although the principal stockholders have advised the Company that they have no present intention of disposing of any shares of Common Stock, the principal stockholders may (either individually or as a group) in the future seek to dispose of all or a portion of such shares through a registered public offering or otherwise. The principal stockholders and certain
other holders of the Common Stock (totaling        shares) have entered into
lock-up agreements whereby they have agreed not to, directly or indirectly, agree or offer to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. See "Shares Eligible for Future Sale." A decision by a significant number of principal stockholders to effect a disposition of their shares could adversely affect the prevailing market price of the Common Stock as well as impair the Company's ability to raise capital through the issuance of additional equity or debt securities. See "Principal Stockholders."

     In addition, the Company has reserved 350,000 shares of Common Stock for future issuance under the Company's 1996 Long-Term Incentive Plan. Sales of a substantial number of shares issued under the Company's 1996 Long-Term Incentive Plan could adversely affect the prevailing market price of the Common Stock and cause further dilution. See "Management -- Compensation of Directors", "Management -- Employee Benefit Plans" and "Dilution."

ABSENCE OF PRIOR MARKET FOR COMMON STOCK

     Prior to the Offering, there has been no active public market for the Common Stock. There can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. If no active market in the Common Stock develops, it may be difficult for investors to resell their Common Stock. The initial public offering price has been determined by negotiations between the Company and the

Representative, and may bear no relationship to the market price for the Common Stock after the Offering. Prices for the Common Stock will be determined by the market and may be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, investor perceptions of the Company and general economic and other conditions. See "Underwriting."

IMMEDIATE SUBSTANTIAL DILUTION; DISPROPORTIONATE RISK OF LOSS

     Upon the completion of the Offering, there will be an immediate dilution to public investors in that the net tangible book value of the Common Stock will be
approximately $     per share less than the public offering price of $     per
share. Accordingly, the public investors will bear the preponderant part of the financial risk associated with the Company's business, while effective control will remain with the Principal Stockholders. See "Dilution", "Description of Capital Stock" and "Capitalization."

LIMITED CAPITAL; NEED FOR SIGNIFICANT ADDITIONAL FINANCING

     The Company has met its capital and operating requirements to date through private sales of equity, through borrowings from affiliates and unaffiliated third parties and from operational cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources." Based upon the Company's business strategy, management believes that the proceeds from the Offering will be sufficient to meet the Company's cash requirements for approximately twelve months following completion of the Offering. See "Use of Proceeds." The Company's continued operations and expansion plans thereafter will depend upon revenues, if any, from operations and the availability of significant future equity or debt financing. The Company has no commitments for additional financing and there can be no assurance that the Company will have sufficient revenues or be able to obtain additional financing on satisfactory terms or that it will be able to maintain profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business -- Business Strategy" and "Financial Statements."

POSSIBLE VOLATILITY OF COMMON STOCK

     From time to time after the Offering, there may be significant volatility in the market place of the Common Stock. If the Company is unable to operate its facilities profitably or develop facilities at a pace that reflects the expectations of the market, investors could sell shares of the Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

NO DIVIDENDS ANTICIPATED

     The Company has never paid any cash dividends on its Common Stock. The Company anticipates that in the future, earnings, if any, will be retained for use in the business and that cash dividends with respect to the Common Stock will not be paid. See "Dividend Policy."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS

     This Prospectus contains forward-looking statements regarding the plans and objectives of management for future operations including plans and objectives relating to the further development of Key West and the acquisition of other business oriented real property. When used in this Prospectus the words "anticipate", "believe", "estimate", "expect" and "projected" and similar expressions as they relate to the Company or management of the Company are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein. The Company does not intend to update these forward-looking statements.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sales of shares of Common Stock offered hereby, after deducting the underwriting discount and the estimated expenses of the Offering are expected to be approximately $13,725,000
or $          if the Over-allotment Option is exercised in full (in each case,
assuming a public offering price of $     per share.)

     The Company anticipates that the proceeds of the Offering will be used as follows:

                                                                  APPROXIMATE     APPROXIMATE
                    APPLICATION OF NET PROCEEDS                     AMOUNT          PERCENT
    ------------------------------------------------------------  -----------     -----------
    Repayment of Long Term Debt(1)..............................  $ 5,027,820              %
    Repayment of accrued interest on Long Term Debt.............  $   204,500              %
    Expansion of Company's Business including Acquisitions and
      Working Capital...........................................  $                        %

---------------

(1) The following table details the debt to be repaid as of September 30, 1996:

                                                                                         AMOUNT TO
           DESCRIPTION              MATURITY DATE              INTEREST RATE             BE REPAID
---------------------------------  ----------------     ----------------------------     ----------
Jamestown:
  Webb Family Trust..............     On Demand              1 1/2% over prime           $1,852,777
  Bank of Mt. Vernon.............   April 30, 2000             2% over prime                177,071
  Vine Street Trust Co. .........     On Demand                     11%                     200,000
  Jamestown Limited Partners.....     On Demand                1% over prime                360,000
  Caterpillar Financial..........   Oct. 22, 2001                   7.4%                    823,251
  Webb Family Trust..............     On Demand                    10.0%                    707,500
                                                                                         ----------
                                                                                         $4,120,599
                                                                                         ----------
Key West:
  Joseph H. Roth.................  January 5, 2004                 8.00%                    500,000
  Joseph H. Roth.................  January 5, 2004                 8.00%                    146,110
  Community Bank of
                                                         1 3/4% over the banks base
  Homestead......................  February 3, 1999                 rate                    161,111
  A. Frederick Skomp.............     On Demand              1% over prime and
                                                               2% over prime                100,000
                                                                                         ----------
                                                                                         $  907,221
                                                                                         ----------
          TOTAL..................                                                        $5,027,820
                                                                                         ==========

     The Company estimates that the indebtedness to be repaid with a portion of the proceeds of the Offering will have a weighted average interest rate of approximately 9.2% and a weighted average maturity of approximately 1.9 years as of September 30, 1996. See "Certain Transactions."

     Assuming the Over-allotment Option and Representative's Warrants are not exercised, the Company intends to use approximately $5,027,820 of the proceeds from the Offering to repay outstanding long term debt of the Company,
$          to finance expansion of the Company's business through additional development of current properties or acquisition of additional facilities and properties and for general working capital. The Company, as part of its expansion plans, may take advantage of future acquisition opportunities, although the

Company has not identified any specific businesses that it will seek to acquire and has not entered into negotiations with respect to any acquisition. See "Business -- Business Strategy."

     Until utilized for the above purposes the net proceeds from the Offering will be invested in short-term investment grade securities.

                                DIVIDEND POLICY

     The Company currently plans to retain all available earnings, if any, generated by its operations for the future development and growth of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to dividend policy will be made at the discretion of the Board of Directors of the Company and will depend on a number of factors, including future earnings, capital requirements, cash availability, financial condition, loan covenants and future prospects of the Company and such other factors as the Board of Directors deems relevant.

                                    DILUTION

     As of September 30, 1996, the pro forma net tangible book value of the Common Stock was $(0.65) per share. Net tangible book value per share is equal to the Company's total tangible assets less liabilities, divided by the number of outstanding shares of Common Stock. After giving effect to the sale by the
Company of the           shares of Common Stock offered hereby at the estimated
public offering price of $     per share and the application of the net proceeds
as set forth under "Use of Proceeds", the pro forma net tangible book value of
the Common Stock at September 30, 1996 would have been $            or $    per
share. This represents an immediate increase in pro forma net tangible book
value of $    per share to existing shareholders and an immediate dilution in
pro forma net tangible book value of $    per share to persons purchasing shares
at the public offering price in the Offering ("New Stockholders"). The following table illustrates this dilution:

    Assumed public offering price.......................................             $  --
      Pro forma net tangible book value per share before the
         Offering(1)....................................................  $(0.65)
      Increase in net tangible book value per share attributable to New
         Stockholders...................................................  $   --
    Pro forma net tangible book value per share after the Offering......
                                                                                     -----
    Dilution per share to New Stockholders(2)...........................             $
                                                                                     =====

---------------

(1) After giving effect to the acquisition of Jamestown and Key West, the issuance by the Company of the Common Stock in return for such acquisitions, the issuance of 304,172 shares of Common Stock to relieve amounts due to related parties, the issuance of 261,563 shares of Common Stock to a related party in connection with commissions and incentive fees regarding the sale of Jamestown, the issuance of 26,969 shares of Common Stock to an incentive plan for Jamestown creditors and employees, the conversion of debt to equity amounting to $514,826 and a 1 for 200 reverse split of the Common Stock outstanding prior to the acquisitions, but without giving effect to the Offering. See "Business -- Development of the Company."

(2) Dilution is determined by subtracting pro forma net tangible book value per share, after giving effect to the Offering, from the assumed initial offering price per share.

     The following table summarizes on a pro forma basis as of September 30, 1996, the difference between the existing shareholders and the New Stockholders with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share:

                                         SHARES PURCHASED       TOTAL CONSIDERATION       AVERAGE
                                       --------------------    ----------------------      PRICE
                                        NUMBER      PERCENT     AMOUNT(S)     PERCENT    PER SHARE
                                       ---------    -------    -----------    -------    ---------
    Existing stockholders............  2,300,000       -- %    $ 6,544,839(1)   30.1%      $2.85
    New Stockholders.................         --       -- %    $15,225,000      69.9%      $  --(2)
                                       ---------      -----    -----------      -----
              Total..................         --     100.0%    $21,769,839     100.0%
                                       =========      =====    ===========      =====

---------------

(1) Includes original capital contribution to Jamestown ($2,000,000), the full paid-in capital of Sonoma ($4,334,616) and Key West ($210,223).

(2) Assuming a public offering price of $     per share and no exercise of the
    over-allotment option or exercise of the Representative's Warrants.

     Assuming the Over-allotment Option is exercised in full, such pro forma net
tangible book value after the Offering would be $          per share, the
immediate increase in pro forma net tangible book value of shares owned by the
existing shareholders would be $          per share and the immediate dilution
to the New Stockholders would be $          per share.

                                 CAPITALIZATION

     The following table sets forth the long-term debt and capitalization of the Company as of September 30, 1996 on a historical basis, on a pro forma basis,
and as adjusted to give effect to the Offering, the sale of the           shares
of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom.

     The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                    SEPTEMBER 30, 1996
                                                       ---------------------------------------------
                                                       HISTORICAL     PRO FORMA(1)    AS ADJUSTED(2)
                                                       -----------    ------------    --------------
Long Term Debt including current maturities:
  Notes Payable......................................  $11,098,542     $10,836,151      $        --
  Shareholder Note(s)................................    3,666,386       3,666,386               --
                                                       -----------     -----------      -----------
          Total Long-Term Debt.......................   14,764,928      14,502,537               --
                                                       -----------     -----------      -----------
Shareholders' Equity (Deficit)
  Common Stock, par value $.001 per share; 20,000,000
     shares authorized
     1,707,100 shares issued and outstanding;
     2,300,000
     pro forma;           as adjusted(3).............        1,707           2,300               --
Additional paid-in capital (deficiency)..............      265,971       2,101,297               --
Accumulated deficit..................................   (2,596,998)     (2,591,709)
                                                       -----------     -----------      -----------
          Total Shareholders' Equity (Deficit).......   (2,329,320)       (488,112)              --
                                                       -----------     -----------      -----------
          Total Capitalization.......................  $12,435,608     $14,014,425      $        --
                                                       ===========     ===========      ===========

---------------

(1) Gives effect to (a) the acquisitions of Jamestown and Key West, the Common Stock issued by the Company in return for the acquisitions, the issuance of 304,172 shares of Common Stock to relieve amounts due to related parties totaling $1,326,382 (b) the issuance of 261,563 shares of Common Stock to a related party in connection with commission and incentive fees related to sale of Jamestown, (c) the issuance of 26,969 shares of Common Stock to an incentive plan for Jamestown creditors and employees, (d) the conversion of debt to equity amounting to $514,826 and (e) the 1 for 200 reverse split of the Common Stock outstanding prior to the closing of the acquisitions, but excludes the effect of sale of shares from the Offering and application of the net proceeds therefrom.

(2) Adjusted to give effect to the acquisitions and reverse split explained in
    (1) above and to the sale of the shares offered hereby and the application of the net proceeds therefrom (assuming public offering price of $ per share). See "Use of Proceeds."

(3) Excludes 350,000 shares of Common Stock to be reserved for issuance pursuant to the Company's 1996 Long-Term Incentive Plan which the Company plans to implement after completion of the Offering. See "Management -- Compensation of Directors" and "Employee Benefit Plans."

                            SELECTED FINANCIAL DATA

     Selected financial data shown below for the twelve months ended December 31, 1994 and 1995 were derived from the audited combined financial statements of the Company. The selected financial data for the period ending September 30, 1996 were derived from unaudited combined financial statements that include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                               TWELVE MONTHS ENDED            NINE MONTHS ENDED
                                                  DECEMBER 31,                  SEPTEMBER 30,
                                            -------------------------     -------------------------
                                               1994           1995           1995           1996
                                            ----------     ----------     ----------     ----------
INCOME STATEMENT DATA:
  Revenues................................  $3,850,197     $4,673,935     $4,065,879     $4,688,803
  Costs and expenses
     Costs of revenues....................   1,725,202      2,260,132      1,946,742      2,257,181
     Selling, general and
       administrative.....................   1,227,059      1,482,672      1,026,374      1,147,425
     Amortization of goodwill.............      18,426         30,252         22,689         55,774
     Depreciation and amortization........     648,220        624,360        456,751        395,263
                                            ----------     ----------     ----------     ----------
          Total costs and expenses........   3,618,907      4,397,416      3,452,556      3,855,643
  Gain on reduction of obligations........          --        447,062        418,699      2,461,159
  Interest expense........................     968,498      1,134,742        836,600        978,981
                                            ----------     ----------     ----------     ----------
  Net Income (loss).......................  $ (737,208)    $ (411,161)    $  195,422     $2,315,338
                                            ==========     ==========     ==========     ==========
  Income (loss) per share.................  $    (0.48)    $    (0.27)    $     0.13     $     1.36
  Weight-average shares outstanding.......   1,535,000      1,549,342      1,535,000      1,707,100

                                                                    DECEMBER 31,       SEPTEMBER
                                                                        1995           30, 1996
                                                                    ------------     -------------
BALANCE SHEET DATA:
  Cash............................................................  $     30,527      $    453,896
  Current assets..................................................       289,935         1,444,874
  Total assets....................................................    13,745,106        15,218,033
  Current liabilities.............................................     9,651,404         6,801,777
  Long term debt..................................................     8,947,583        10,745,576
  Owners' equity (deficit)........................................    (4,853,881)       (2,329,320)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company, Jamestown and Key West for the nine months ended September 30, 1996 and 1995 and the years ended December 31, 1995 and 1994. This discussion should be read in conjunction with the financial statements of the Company, Jamestown and Key West and the related notes thereto appearing elsewhere in this registration statement. In addition, this discussion contains forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein.

OVERVIEW

     Although the Company was formed in 1940, the Company has not had material operations since 1985 when the Company's directors restructured the Company with the purpose of finding an acquisition which would restore the Company to an operating entity. The Company was unsuccessful until September of 1996 when it entered into an agreement with the general partner of Jamestown Resort & Marina, Ltd. to acquire all the capital stock of Jamestown Resort & Marina, Inc. and a similar agreement with the limited partners to acquire all of the limited partnership units in return for Common Stock of the Company. The Company also entered into a similar agreement with stockholders of Key West Conch Harbor, Inc. in October of 1996 and acquired all of the outstanding common stock of Key West in return for Common Stock of the Company. Both the Jamestown and Key West acquisition transactions were closed on December 9, 1996.

     The Company's recognition of revenue for boat slip rental sales lags behind the cash receipts from the pre-paid slip rental agreements resulting in significant deferred revenue at certain times during the year (October through May). Revenue from slip rental sales is recognized on a straight line basis over the length of the rental period (usually twelve months) even though the full amount of the annual slip rental is collected in advance and deposited in the Company's account.

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE NINE MONTHS ENDED SEPTEMBER 30, 1995

REVENUES

     Revenues for the nine months ended September 30, 1996 increased $622,924 or 15% from the same period in 1995. The increase was primarily due to increased slip rentals of $151,202 and fuel sales of $504,522 at Key West. Key West revenues increased principally due to Key West not assuming the operations of the marina until the second quarter of 1995 (previously leased to a related party) and the on-going expansion of the fueling facility and the rental slips pier. Jamestown experienced a small decrease in revenues of $35,653 for the nine months ended September 30, 1996 compared to the same period in 1995.

     Slip rental fees were increased by 3 1/2% for the 1997 calendar year at Jamestown. Additional revenues are also expected in 1997 due to a change in marketing strategy by focusing on attracting tour groups and conventions during the off boating season. The largest impact of this marketing focus will be to increase lodging rentals and paddleboat revenues.

     Management estimates that after completion of the additional Key West rental slips, there will be approximately 48 to 50 slips. The 48 to 50 slips include 20 to 22 slips still to be constructed. Seven rental agreements for the new slips have been entered into which will result in $84,252 in additional annual revenues. Management believes that there is sufficient demand for the remaining slips which will result in full occupancy of the slips being constructed. Key West will set aside six to eight of the additional slips as transient or overnight rentals which will generate approximately $500 per night when rented to capacity.

COSTS OF REVENUES

     During the nine months ended September 30, 1996, costs of revenues increased $310,439 or 16%. The increase resulted primarily from increased fuel costs at Key West of $442,131 as a result of Key West assuming the operations of the marina and the expansion of the fueling facility, and the related increase in revenues. Cost of revenues as a percentage of revenues was consistent at 48% for the nine months ended September 30, 1996 compared to the same period in 1995. Jamestown offset this increase by reducing total costs of revenues by $124,206. This decrease resulted from decreases in various non-recurring expenses.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased $121,051 or 12% to $1,147,425. The increase was primarily due to assuming all operations of the Key West marina and expansion of the fueling facility (and the related increase in revenues), which accounted for $92,424 of the change. Selling, general and administrative expenses at Jamestown were $995,146 and $946,893 for the nine months ended September 30, 1996 and 1995, respectively. Total selling, general and administrative expenses as a percentage of revenues was consistent at 25% for the nine months ended September 30, 1996 compared to the same period in 1995.

     As a result of Sonoma providing management services to its subsidiaries, Jamestown will not incur management fees in the future, which amounted to $177,055 for the nine months ended September 30, 1996. This reduction at Jamestown will be offset by an increase in management salaries of approximately the same amount at Sonoma.

DEPRECIATION AND AMORTIZATION

     During the nine months ended September 30, 1996 depreciation and amortization expenses decreased $28,403, or 6% to $451,037. The decrease was primarily the result of several Jamestown assets becoming fully depreciated.

  FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED WITH FISCAL YEAR ENDED DECEMBER 31, 1994

REVENUES

     Revenues for the year ended December 31, 1995 increased $823,738 or 21% from the same period in 1994. The increase was primarily due to increased annual slip fees of $170,846 and fuel sales of $42,635 at Jamestown and increased slip rentals of $69,727 and fuel sales of $507,914 at Key West. The increase in Jamestown annual slip fees are attributable to an increase in the number of slips and increased fuel sales due to additional boat traffic. Key West revenues increased principally due to Key West assuming all operations of the marina during April 1995 (previously leased to a related party) and expansion of the fueling facility and the rental slips pier.

     As a result of the Key West fuel facility expansion completed in April 1996, management expects fuel revenues to increase to approximately $1,200,000 per year, which is approximately a $692,000 increase over fuel revenues of $507,914 reported for the year ended December 31, 1995.

COSTS OF REVENUES

     During the year ended December 31, 1995, costs of revenues increased $534,930 or 31%. The increase resulted primarily from increased fuel costs at Key West of $372,660 as a result of Key West assuming the operations of the marina and the expansion of the fueling facility. Cost of revenues as a percentage of revenues increased to 48% for the year ended December 31, 1995 as compared to 45% for the same period in 1994.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses increased $255,613 or 21% over 1994 expenses to $1,227,059. The increase was due primarily to assuming all operations of the Key West marina and expansion of the fueling facility, which accounted for $91,529 of the change. Selling, general and administrative expenses at Jamestown were $1,278,390 and $1,089,981 for the years ended December 31, 1995, and 1994, respectively. Total selling, general and administrative expenses as a percentage of revenues was consistent at 32% for the year ended December 31, 1995 as compared to the same period in 1994.

     The Company incurred approximately $50,000 in a one time repair and maintenance expense to repair the heating and air conditioning units in the Jamestown ship's store during the year ended December 31, 1995. Further, management successfully negotiated an annual reduction in insurance premiums for the period from June 1, 1996 through May 31, 1997 of $43,703.

     As a result of Sonoma providing management services to its subsidiaries, Jamestown will not incur management fees in the future, which amounted to $201,001 for the year ended December 31, 1995. This reduction at Jamestown will be offset by an increase in management salaries of approximately the same amount at Sonoma.

DEPRECIATION AND AMORTIZATION

     During the year ended December 31, 1995, depreciation and amortization expenses decreased $23,860, or 2.0% to $654,612. The decrease was primarily the result of several Jamestown assets becoming fully depreciated. Additional assets will become fully depreciated in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Both Jamestown and Key West refinanced their primary debt in 1996 which resulted in a reduction of indebtedness of approximately $2,600,000. The Company believes this reduction and the related decrease in interest payments will increase cash available for operations and debt servicing.

     Negative working capital at December 31, 1995 was $9,361,469 as compared to negative working capital at September 30, 1996 of $5,356,903. The Company believes that the net proceeds from the Offering will provide $15,225,000 in funds. Of these proceeds, $1,500,000 will be used to pay issuance costs and legal fees, and approximately $4,121,000 and $907,200 will reduce the secondary debt of Jamestown and Key West, respectively. The reduction of this debt will further decrease interest payments and will increase cash available for operations. The remaining funds will be used to satisfy the Company's capital expansion, working capital requirements and future acquisitions. The Company believes that the net proceeds from the Offering and cash provided by operating activities will be sufficient to fund its operations through 1998.

     Management believes that the current facilities at Jamestown are in excellent condition and will not require substantial capital improvements in the near term. Other than the capital expansion now under way at Key West, there are no additional capital improvements required at the Key West facility in the near future.

     The Company has not identified any potential acquisition candidates, nor does it currently have plans to make any acquisitions. It is the intention of management to seek viable acquisitions and in the event a candidate is identified, the Company would, depending on the size of the target company and other factors, consider using the proceeds from the Offering or bank borrowings.

     There can be no assurance that the Offering will be successful or that the Company will ever be profitable, nor can there be any assurance that the Company will not require additional equity or debt financing in the near future, and if needed, it will be available on terms satisfactory to the Company or at all.

SEASONALITY

     Jamestown's business is seasonal in nature with the peak boating season falling in June, July and August. These months historically have accounted for approximately 57.5% of the yearly revenue. The impact on liquidity and capital resources of this seasonality is reduced by incentives offered to slip customers to pre-pay their annual fees during the fall and winter seasons. In addition the seasonal nature of Jamestown will be positively impacted by the increased marketing efforts to provide off season tours and conventions.

     Key West operations are impacted slightly by seasonality since their activity increases during the winter months due to winter vacations. However, the majority of the business is commercial fuel sales which is not seasonal.

                                    BUSINESS

DEVELOPMENT OF THE COMPANY

     Sonoma is a Nevada corporation formed in 1940 which principally engaged in the quicksilver (mercury) mining business until the mid 1970s when its operations ceased. Thereafter, the Company undertook several other operations that did not materialize as anticipated. From 1988 through September 1996, the Company focused on locating merger candidates or assets that could be acquired to allow the Company to restart operations.

     In 1995, the Company agreed to obtain releases from all of its then present creditors as a prerequisite for the Company to acquire certain assets. Although the Company came to an agreement with its creditors, such acquisition did not materialize.

     During 1996, the Company entered into an agreement with Clear Creek Investments, L.L.C. to acquire all of the limited partnership interests of Jamestown Resort & Marina, Ltd. and all the common stock of Jamestown Resort & Marina, Inc. in return for Common Stock of the Company. In October of 1996 the Company also entered into an agreement with the stockholders of Key West to acquire all of the capital stock of Key West. Both transactions closed on December 9, 1996 with Jamestown and Key West becoming wholly owned subsidiaries of the Company.

                                CURRENT BUSINESS

     On September 12, 1996, the Company entered into an agreement with Clear Creek Investments, L.L.C., a Kentucky limited liability company, and all the limited partners in Jamestown Resort & Marina, Ltd. to acquire all the capital stock of Jamestown Resort & Marina, Inc. (the entity which operates and manages Jamestown) and all the limited partnership interests of Jamestown Resort & Marina, Ltd. (the entity which holds the lease and owns the improvements constituting Jamestown). Shortly thereafter the Company, on October 31, 1996, agreed to acquire the Key West Conch Harbor Marina through its acquisition of all the capital stock of Key West Conch Harbor, Inc.

JAMESTOWN

     Jamestown is located on the north shore of Lake Cumberland approximately three miles east of Jamestown, Kentucky on 299 acres of land and water leased from the U.S. Army Corps of Engineers (the "Corps"). Lake Cumberland is a 53,000 acre, 101 mile long lake situated in southern Kentucky with the Jamestown facilities located within a two hour drive of the metropolitan areas of Lexington and Louisville, Kentucky and Nashville, Tennessee.

     Jamestown acquired the original lease comprising minimal facilities in February of 1988 with the original term of the lease ending in December of 2012. The lease was later amended by mutual agreement to allow the lease to be renewable for an additional 25 year term subject to i) Jamestown's satisfactory compliance with all lease conditions during its original term and ii) approval by the Government. Since obtaining the lease Jamestown has been under development with a number of facilities and improvements being completed in 1988 and the 40 unit all-suite lodge being completed in 1989.

     Part of the resort is centered on an island around which the marina was constructed. The island is connected to the mainland by a $2,000,000 causeway built by the Commonwealth of Kentucky after Jamestown entered into a development agreement with the Commonwealth in June of 1988 whereby Jamestown agreed to construct certain resort improvements and to pay the Commonwealth 1% of its gross revenues annually.

     Jamestown's facilities include:

  MARINA

     Jamestown has 805 total wet slips, 645 of which are subject to annual rental, many of which are covered, and range in size from 22 feet by 70 feet to 10 feet by 20 feet. Most of the slips have separately metered water, electricity, cable television and telephone connections. The remaining 160 slips are used for temporary overnight ship rentals and Jamestown's rental fleet. The marina is "U" shaped and is built around the island to maximize the use of the available water acreage and is constructed using a floating dock system which allows the facility to operate at all levels of the lake, which fluctuates as much as 80 feet during the year.

  SHIP'S STORE, RESTAURANT AND FUEL

     The 8,000 square foot Ship's Store is part of the head boat facility which is the main building on the floating dock, and is centered immediately off the island. The ship's store derives its revenues principally from the sale of groceries, marine supplies, clothing and gifts. The full service restaurant has a 120 seat capacity and operates daily during the boating season. There are five fueling slips which are located adjacent to the ship's store and are 20 feet by 60 feet in size and in aggregate contain eight fuel pump stations and a sanitary sewer pump-out facility. Three fiberglass fuel tanks, two 12,000 gallon tanks and one 6,000 gallon tank are installed in the ground on the island.

  YACHT CLUB AND SNACK BAR

     Jamestown's Yacht Club facility, which is located near the ship's store, has 2,500 square feet with an additional 900 square feet of covered patio for outdoor dining and special events. The snack bar and ice cream store has 720 square feet and has open patio type seating.

  GUEST ACCOMMODATIONS

     Jamestown rents 40 suites in the all-suite Lodge and 18 individual cabins. It also manages and currently has for sale, a two-story model condominium. The Corps has approved a development plan for 52 privately owned condominiums which will be built by a third party contractor who has agreed to allow Jamestown to sell and manage the condominiums in return for a net 40% of the revenues from the condominium rentals as a management fee. The condominium project is projected to be completed within the next five to ten years depending on marketing conditions.

  BOAT RENTALS

     The Jamestown rental fleet consists of 19 pontoon boats and 30 houseboats with 27 of the houseboats being considered "luxurious" having amenities such as air conditioning, complete kitchens and full service bathrooms. The Jamestown Queen is a 140 passenger stern paddle wheel boat which is chartered for sight seeing, dinner and party cruises. The "Queen" is equipped for dining, dancing and is marketed toward catered social events for groups rather than scheduled service for the general public.

  OTHER SERVICES

     Jamestown also derives revenues from the maintenance and repair of boats, boat brokering services, telephone service and miniature golf. Jamestown employs 20 full time employees throughout the year and augments its work force during the most active seasons with approximately 30 additional employees on staff during fall and spring and a total of 150 employees on staff during the summer months (Memorial Day to Labor Day).

KEY WEST CONCH HARBOR MARINA

     The Key West Conch Harbor Marina is located on the northwest corner of Caroline and Grinnell Streets in the "Old Town" preservation district located in Key West, Florida. The approximately two acre or 82,000 square foot site has an estimated 251 feet of frontage on Caroline Street and 221 feet of shore line along a waterway known as the Key West Bight.

     Development of Key West began in May of 1995 with construction of the dock and the fueling facility including double wall fuel lines, the on-shore fuel containment area and the new Texaco Star Port(R) fueling dock. The Marina has a new 450 foot dock with two 100 foot finger piers. The fueling facility is located at the end of a "T"-dock.

     In August 1995, Key West entered into an agreement with the City of Key West whereby Key West granted the City an easement to allow the proposed "Harborwalk" (a pedestrian boardwalk encircling the Key West Bight) to proceed without interruption across Key West's property. The Company believes that the Harborwalk will enhance the marina property by providing customer access to and from the marina and other sections of "Old Town" Key West.

     Fueling operations began in February, 1996 and marina rental operations began in July 1996. Unlike Jamestown which is primarily designated to service personal watercraft, Key West was designed as a commercial dock servicing commercial watercraft such as the Dixie Duck Gambling Boat which rents approximately 200 feet of dock space and commercial day rate deep water fishing boats. Key West's revenues result primarily from its fuel operations and commercial slip rentals.

     A portion of the dock has been designated for "transient" slips which are available at a day rental rate and cater to the non-commercial pleasure boat customer. The project is still in development with food and beverage service (restaurant), retail stores (small convenience store and small retail shops) and marina office space planned for the future.

     Key West employs six full time employees.

BUSINESS STRATEGY

     The Company's business strategy is designed to achieve revenue and profit growth by first completing development of Key West and Jamestown and by acquiring additional leisure properties and commercial real estate.

     Completion of the Key West development will include construction of (i) office space for marina operations, (ii) shower and restroom facilities, and
(iii) restaurant and retail shop space. Key West currently has $700,000 in a loan escrow to put toward the cost of the improvements. It is anticipated that Key West will lease the restaurant and retail shop space to third parties for a monthly rental plus a percentage of the lessee's gross business. Jamestown's physical development will be minimal and primarily center on its management of the condominium units to be built on land constituting part of the Jamestown lease and marketing the facilities for year around use by corporate and convention business.

     Further, Company growth, if any, will primarily come from the continued acquisition of leisure properties and commercial real estate by the Company. Although the Company has not yet entered into any agreements with specific targets, the Company feels confident that it will be able to acquire properties that meet its strategy in the future. The Company's growth will be financed from the proceeds of the Offering, cash from operations (if the Company is profitable), possible future offerings of debt or equity securities and possible future lines of secured or unsecured credit. There can be no assurance that such funding will be available to the Company or, if available, will be at competitive rates. To the extent such funds are not available or are too expensive for the Company to utilize, the Company's growth plans will not materialize.

     If the Company is successful in its growth strategy such success could result in the issuance of additional Common Stock of the Company either for sale to finance acquisitions or to be used in exchange for stock or assets of the acquired companies. In either event, the then existing stockholders of the Company will experience a dilution of their holdings in the Company with the extent of the dilution dependent upon the number of shares sold or exchanged.

FACILITIES AND LOCATION

     The Company leases approximately 299 acres three miles east of Jamestown, Kentucky, including water and land on which the Jamestown Resort is located, from the Corps. The original term of the lease was to end on December 31, 2012, however, the term may be renewed upon certain conditions, for an additional 25 year term. The Company may terminate the lease at any lease year upon six months notice, and the Corps may terminate the lease if the Company violates the lease and continues to do so for 60 days after notice of the violation in writing.

     Rent on the Jamestown lease is calculated based upon an assumed break even point. The Company must pay 0.75% of all sales and 2.25% of all rents and services below the assumed break even point. Gross income between the assumed break even point and twice the assumed break even point requires the payment of 2.25% of sales and 6.75% of rents and services. Gross revenues in excess of twice such break even point requires the payment of 3.00% of sales and 7.00% of rents and services. For the calendar years ended December 31, 1995 and 1994, the Company paid $67,788 and $64,461 in rent, respectively. The lease prohibits gambling on the premises. The Company pays a one percent annual revenue fee to the Commonwealth of Kentucky in exchange for improvements to the island and causeway, which were $40,108 and $37,046 in 1995 and 1994, respectively.

     The Company owns approximately two acres of land in Key West, Florida where the Key West facility is located. The Company purchased this land and original improvements in 1994 and owns the land in fee simple subject to the restrictions, easements and encumbrances of record. The Key West property is subject to first and second mortgages totalling $3,370,294 with a variable interest rate of 1% over TIB Bank of the Keys N.A.'s index rate, (currently the interest rate is 9.25%) for the first mortgage and 8% fixed rate for the second mortgage. The maturity dates are June 29, 2010 and January 5, 2004 for the first and second mortgages respectively.

     The Company leases its corporate executive offices located in Lexington, Kentucky on an annual basis and its current lease expires June 30, 1997.

     Management believes that the properties described above are adequately insured.

LEGAL PROCEEDINGS

     The Company has no material legal proceedings pending, except the Company's wholly owned subsidiary, Key West, is currently involved in a quiet title legal proceeding which it initiated in 1994 with an agency of the State of Florida whereby Key West is attempting to have the court declare that certain land at the bottom of Key West Bight belongs to Key West and not to the State of Florida. The State of Florida Circuit Court of the 16th Judicial Circuit in and for Monroe County Florida found in favor of Key West and the State of Florida has appealed to the State of Florida Third District Court of Appeal. On December 13, 1996, the Court of Appeal found in favor of Key West. The Company does not know whether the State of Florida will further appeal the dispute to the Florida Supreme Court. With the acquisition of Jamestown Resort & Marina, Ltd., the Company became a defendant in two lawsuits; one involving former employees and one a liability claim. Management believes that the adverse resolution of these lawsuits will not have a material impact on the financial condition of the Company as any potential loss from said lawsuits is covered by insurance.

GOVERNMENT REGULATIONS

     The Company's operations are subject to significant federal, state and local government environmental regulations. By far the Company's most significant regulated activities involve its fueling facilities, watercraft and food and beverage facilities, although numerous other parts of its facilities and operations are also regulated by a number of governmental entities.

     Of special concern are the various federal, state and local laws and regulations relating to the environment, especially those dealing with the storage and dispensing of motor fuels. Violation of any of these statutes, regulations or orders issued thereunder could result in civil or criminal enforcement actions including the closure of the fueling facilities. Closure of the fueling facilities at either Jamestown or Key West would have a significantly negative impact on the Company's revenues which most likely would result in the insolvency of the Company.

     In addition, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, provides for cleanup of geographical locations upon which there has been a release or threatened release of hazardous substances and authorizes the Environmental Protection Agency (EPA) to take any necessary response including requiring potentially responsible parties to take or pay for such actions.

     The Company is not aware of any potentially material environmental liability relating to any property in which the Company has an interest; however, there can be no assurance that no such liability exists, or that future developments will not result in material costs and liabilities being imposed on the Company.

     The Company is also subject to the regulations of the U.S. Coast Guard for its facilities and operations but especially in its ownership and operation of the Jamestown Queen, the 140-passenger paddle-wheel boat that is rented by customers of the Company for sightseeing, dinner and party cruises. In addition, the Company's food and beverage operations are subject to state and local health and sanitation regulations. Failure of the Company to properly observe such regulations could result in the offending facilities or operations to be shut down until such time as they are brought into proper compliance. Should any significant delay occur, the revenues of the Company would be adversely impacted.

     Management believes that the Company's current facilities and operations meet or exceed the requirements of all material federal, state of local statutes and regulations.

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

     Set forth below are the names, ages and positions of the executive officers, key employees and directors of the Company:

                  NAME                       AGE                     POSITION
-----------------------------------------    ---     -----------------------------------------
R. Dudley Webb...........................    53      Director and Chairman of the Board
Martha Layne Collins.....................    60      Director and Vice Chairman
Dr. Barrett Bernard, M.D.................    47      Director
Charles W. Henne.........................    58      Director
Dr. Edwin Nighbert, M.D..................    56      Director
Irvin Stumler............................    61      Director
James L. Frye............................    37      Director, President and Chief Executive
                                                       Officer
Fred Skomp...............................    53      Director and Vice
                                                     President -- Development
Peter Sackmann...........................    55      Treasurer and Chief Financial Officer
Glenn Hoskins............................    42      Director and Secretary

     The principal occupations and positions for the past five years of each of the Directors and Executive Officers of the Company are as follows:

     R. DUDLEY WEBB became a Director and Chairman of the Board on December 9, 1996. Mr. Webb has been a partner in the law firm of Webb, Hoskins, Glover & Stafford, P.S.C. since 1972, which was the same year he, along with his brother, Donald, founded a number of real estate ventures which eventually became The Webb Companies, a consolidation of a number of real estate, construction and commercial property management companies. Mr. Webb currently serves as Chairman of the Board of The Webb Companies, a position which he has held since 1982, and Chairman of the Board and Chief Executive Officer of Jamestown Resort & Marina, Inc. In 1992 Mr. Webb became involved in several lawsuits and involved in a controversy with the Rehabilitator/Liquidator of Kentucky Central Life Insurance Company, which resulted in the bankruptcy filings of several real estate ventures which Mr. Webb was involved in with Kentucky Central in the United States Bankruptcy District Court for the Eastern District of Kentucky. The bankruptcies have since been dismissed although related non-bankruptcy litigation continues. Mr. Webb holds a B.A. Degree from Georgetown College and a J.D. Degree from the University of Kentucky College of Law.

     MARTHA LAYNE COLLINS began serving as a Director and Vice-Chairman of the Board on December 9, 1996. Ms. Collins is currently the Director of the International Business & Management Center, University of Kentucky, a position which she has held since July 1996, and beginning in January 1988 has served as President of Martha Layne Collins & Associates, a consulting firm. Prior to her current position at the University of Kentucky, she was the President of St. Catherine College, Springfield, Kentucky from July 1990 to June 1996, and Governor of the Commonwealth of Kentucky from December 1983 to December 1987. Ms. Collins is currently serving as a director for Eastman Kodak Company, Incorporated, R.R. Donnelley and Sons Company, Incorporated and the Bank of Louisville, Louisville, Kentucky. She is also an Advisory Board Director for the Norfolk Southern Corporation. She is a graduate of the University of Kentucky.

     L. BARRETT BERNARD, M.D. joined the Company as a Director on December 9, 1996. Dr. Bernard is currently the Medical Director-Emergency Services, Greenview Regional Hospital, Bowling Green, Kentucky and has held this position since 1989. He holds a B.S. Degree from Western Kentucky University and received his Doctorate of Medicine from the University of Louisville School of Medicine, Louisville, Kentucky.

     CHARLES W. HENNE has been a Director and served as interim President of the Company since October 9, 1996. As of December 9, 1996, Mr. Henne resigned as President but remains a Director of the Company. He is currently President of C.W. Henne Companies, Inc., a real estate management and venture firm which has had a direct involvement in a wide range of development projects including office, industrial, shopping and residential properties since 1973. Mr. Henne is a graduate of the University of Louisville where he received his B.S. Degree.

     EDWIN NIGHBERT, M.D., a Director of the Company since December 9, 1996, has been a surgeon with Surgical Associates of Lexington, P.S.C. for the last 23 years. Dr. Nighbert was a director of Surgical Care Affiliates, Inc. from 1984 until its acquisition by Health South, Inc. in 1996 and a director of Healthwise America, Inc. from 1993 until its acquisition by United Health Corporation in 1996. He received his Doctorate of Medicine from the University of Kentucky in 1966.

     IRVIN STUMLER became a Director on December 9, 1996. He is currently a Director and President of Eurotax Systems, Inc., positions he has held since 1994 and is also currently a Director and President of Profit Concepts, Inc., a company which he has been with since 1983. Mr. Stumler holds a B.A. from Bellarmine College which he received in 1962 and a J.D. degree from the University of Louisville School of Law.

     JAMES L. FRYE became a Director, Chief Executive Officer and President of the Company on December 9, 1996. Prior to joining the Company Mr. Frye was Area Vice President for the Southeast Region of Westrec Marina Management, Inc., a position he has held since 1989. While with Westrec, Mr. Frye had responsibility for marina properties located in Florida, Georgia, Alabama and Mississippi including eight million dollars in development projects. The properties generated twenty three million dollars in 1995 sales. Prior to joining Westrec, Mr. Frye was employed by O'Connell Management Company as the Managing Director of Marina Bay Yacht Basin in North Quincy, Massachusetts, a 440 acre facility with 675 boat slips, residential and commercial/retail space. Mr. Frye holds a B.S. degree from the University of Massachusetts at Amherst.

     A. FREDERICK SKOMP is a Director and Vice President of Development for the Company. He began his current positions with the Company on December 9, 1996. Since 1989 Mr. Skomp has been the owner/broker of Southernmost Real Estate, Inc., a commercial real estate brokerage in Key West, Florida and has been the President of Key West Conch Harbor, Inc. since December, 1993.

     PETER SACKMANN serves as the Company Treasurer and Chief Financial Officer. Mr. Sackmann was employed as Chief Financial Officer of The Webb Companies from 1990 until December, 1996 and as Vice President, Treasurer and CFO of The Sterns Company, a real estate investment and development company, a position he held from 1981 to 1990. Mr. Sackmann is a Certified Public Accountant receiving his B.S. and M.B.A. from Florida State University. Mr. Sackmann has been with the Company since December 9, 1996.

     GLENN HOSKINS has been a Director and the Company's Secretary since December 9, 1996. During the last five years Mr. Hoskins has been a lawyer in private practice in Lexington, Kentucky and a Director and Secretary of Lexington Building & Supply Co., Inc., positions he has held since 1978. He also holds directorships in several other privately held companies located in Kentucky. Mr. Hoskins has a B.S. degree from Vanderbilt University and a J.D. degree from the University of Kentucky College of Law.

RELATIONSHIPS

     None of the aforementioned directors and officers are related by blood, however, Martha Lane Collins is the mother-in-law of R. Dudley Webb.

EMPLOYMENT CONTRACT

     The Company has entered into an employment agreement with its President and Chief Executive Officer, James L. Frye. The agreement provides for a two year term ending December 31, 1998 with an annual salary of $100,000, medical and health insurance and fringe benefits consistent with his position. He will be eligible to receive additional incentives through the Company's 1996 Long-Term Incentive Plan. The agreement also provides that he will serve as a director of the Company.

     The Company, as of the date of the Offering, does not intend to enter into any employment agreements with any of its other officers.

INDEMNIFICATION ARRANGEMENTS

     The Company's Bylaws provide for the indemnification of, and the advancement of expenses to, the directors and officers of the Company in connection with proceedings and claims arising out of their status as such to the fullest extent permitted by the laws of the State of Nevada. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The Company also intends to purchase customary directors' and officers' liability insurance policies for its directors and officers, if such insurance is available at a cost that the Board of Directors deems prudent.

EXECUTIVE COMPENSATION

     The Company has had no significant or material operations since 1985 and consequently since that time has not compensated any employees or officers. Sonoma intends to initially compensate its President and Chief Executive Officer, James L. Frye and Treasurer and Chief Financial Officer, Peter Sackmann, at an annual salary of $100,000 and $50,000 respectively. No other compensation has been decided upon for any of the Company's other executive officers by the Company's Board of Directors although it is anticipated that other executive salaries will be added should the Company be successful in its expansion plans.

COMPENSATION OF DIRECTORS

     Directors of the Company do not currently receive compensation for their services as directors, although they are reimbursed for travel and lodging expenses in connection with their attendance at board meetings. The Company expects to pay an annual fee in the amount of $1,000 and meeting fees of $500 per meeting plus reasonable travel expenses, to its directors who are not employees or affiliates of the Company.

EMPLOYEE BENEFIT PLANS

  1996 LONG-TERM INCENTIVE PLAN

     As a performance incentive and in order to encourage ownership of Common Stock, the Company adopted its 1996 Long-Term Incentive Plan ("Plan") as of December 9, 1996. An aggregate of 350,000 shares of Common Stock has been authorized and reserved for issuance under the Plan pursuant to the exercise of options or the grant of restricted stock awards. The Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder ("Rule 16B-3").

     The Plan provides for the grant of "incentive stock options," as defined in
Section 442 of the Internal Revenue Code of 1986, as amended ("Code"), nonqualified stock options, restricted stock awards and stock appreciation rights (collectively referred to as "Awards"). The Plan will be administered by a committee of the Board of Directors ("Committee"), which committee will consist of two or more directors who are deemed "disinterested" within the meaning of Rule 16b-3. The Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable or the administration of the Plan.

     All of the Company's employees, independent directors and advisors are eligible to receive Awards under the Plan, but only employees of the Company are eligible to receive incentive stock options. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Restricted stock awards will give the recipient the right to receive a specified number of shares of Common Stock contingent upon remaining a Company employee for a specified period, as determined by the Committee. Notwithstanding the provisions of any option agreement or restricted stock agreement, options will become immediately exercisable and all restrictions will immediately lapse with respect to any award of restricted stock in the event of a change or threatened change in control of the Company and in the event of certain mergers and reorganizations of the Company. No option will remain exercisable later than ten years after the date of grant. In addition, options may be subject to early termination within a designated period following the optionee's cessation of service with the Company.

     The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price for incentive stock options granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the Plan will be in the discretion of the Committee.

     The Plan provides for automatic grants of nonqualified options to purchase 1,000 shares of Common Stock to independent directors upon each such director's initial election to the Board of Directors and nonqualified options to purchase 1,000 shares of Common Stock annually thereafter. Each such option (i) entitles the director to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) is exercisable in three installments beginning on the first anniversary from the date of grant and (iii) terminates on the tenth anniversary of the date of grant.

                              CERTAIN TRANSACTIONS

PRE-ACQUISITION STOCKHOLDERS

     Affiliates of Mr. Gary V. Sutley, the Company's sole director prior to May 1995, were issued an aggregate of 91,937 shares of Common Stock, and Mr. Sutley directed the issuance of an additional 75,000 shares of Common Stock to unaffiliated individuals or entities, in connection with approximately $310,000 in consulting services rendered to the Company. These shares were included in the 1 for 200 reverse split and thus are a part of the 300,000 shares of Common Stock being retained by the pre-acquisition Sonoma stockholders.

POST-ACQUISITION STOCKHOLDERS

     As a result of the acquisition of Jamestown and Key West, the Company issued i) a total of 1,700,000 post split common shares to the holders of all the limited partnership interests of Jamestown Resort & Marina, Ltd., the members of Clear Creek Investments LLC and certain creditors of Jamestown in return for those interests and ii) 300,000 post split common shares to the stockholders of Key West Conch Harbor, Inc. for all the outstanding and issued common shares of that corporation.

CONFLICTS OF INTEREST

     R. Dudley Webb, Chairman of the Board, is the principal shareholder, Chairman and Chief Executive Officer of The Webb Companies, a real estate concern located in Lexington, Kentucky which develops, manages and owns portions of a number of commercial real estate projects. Although the Company and The Webb Companies have separate real estate investment objectives with the Company's objective being leisure oriented properties and The Webb Companies' primarily being office buildings, there can be no assurance that there may be a property or investment opportunity in which both companies may be interested. Consequently, should that event occur, Mr. Webb has agreed that The Webb Companies will not pursue any conflicting property or opportunity and that he will abstain from any voting by the Board of Directors concerning such opportunities or properties.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The Company does not currently engage in any transactions affiliated with any of the directors or officers of the Company except the loans described below and the Company's lease of space in an office building in which R. Dudley Webb, the Company's Chairman of the Board, has an investment interest and which is managed by the Webb Companies (a company owned by R. Dudley Webb). The Company believes that all transactions involving The Webb Companies or their affiliates are on terms substantially equivalent to those that could be obtained from unaffiliated third parties.

     The Company is obligated to repay indebtedness to the Webb Family Trust in the approximate amount of $1,850,000 and to Mr. A. Frederick Skomp in the approximate amount of $100,000. Both obligations are to be repaid with proceeds of the Offering. See "Use of Proceeds."

FUTURE TRANSACTIONS

     All future transactions and loans between the Company and officers, directors or 5% or more stockholders will be on terms no less favorable than could be obtained from independent third paries and will be approved by a majority of the independent, disinterested directors of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, and after giving effect to the Offering, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the directors and executive officers of the Company individually and (iii) by the directors and executive officers of the Company as a group.

                                                  SHARES BENEFICIALLY
                                                  OWNED PRIOR TO THE            SHARES BENEFICIALLY
                                                       OFFERING              OWNED AFTER THE OFFERING
             NAME OF BENEFICIAL                -------------------------     -------------------------
              OWNER OR GROUP(1)                  NUMBER       PERCENTAGE       NUMBER       PERCENTAGE
---------------------------------------------  ----------     ----------     ----------     ----------
The Webb Family Trust(2).....................     915,197        39.8%          915,197
Dawn Irrevocable Trust.......................     200,000         8.7%          200,000
Frederick Skomp..............................     117,300         5.1%          117,300
L. Barrett Bernard...........................      91,081         4.0%           91,081
Edwin Nighbert...............................      20,679         0.1%           20,679
Irvin Stumler................................      10,339        0.05%           10,339
Glenn Hoskins................................       8,977        0.04%            8,977
Marla Collins Webb(2)........................     182,700         7.9%          182,700
Directors/Executive Officers as a Group (11
  persons)...................................   1,546,273        67.2%        1,546,273

---------------

(1) The address for all the persons or entities named above is 3000 Lexington Financial Center, Lexington, Kentucky 40507.

(2) Dawn Irrevocable Trust is a Cook Island Trust for which Marla Collins Webb, spouse of R. Dudley Webb, Chairman of the Board, is the trustee and is likely to vote its shares in a beneficial manner to R. Dudley Webb. The Webb Family Trust, even though it is administered by an independent trustee, is likely to vote its shares in a manner beneficial to R. Dudley Webb. Marla Collins Webb is the spouse of R. Dudley Webb.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share. Upon completion of the Offering shares of common stock (without giving effect to the Over-Allotment Option or exercise of the Representative's Warrants) will be outstanding.

COMMON STOCK

     The holders of Common Stock of the Company are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock is prohibited. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Subject to the prior rights of creditors, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all remaining assets of the company.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     The Company's Articles of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent provided by Nevada law. In addition, the Articles of Incorporation contain a provision limiting a director's and officer's liability for monetary damages to the fullest extent permitted by Nevada law.

     Furthermore, Section 78.751 of the Nevada General Corporation Law (the "NGCL") contains provisions relating to indemnification of officers and directors. Section 78.751(1) provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. In order to indemnify, it must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

     Section 78.751(2) of the NGCL further allows the corporation to indemnify any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, including amounts paid in settlement and attorneys' fees if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter to which a court of competent jurisdiction has adjudged an officer or director liable to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed in the preceding paragraphs, Section 78.751(3) of the NGCL provides that he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     Except when indemnification is required by a court of competent jurisdiction, Section 78.751(4) of the NGCL states that the corporation shall only indemnify upon a determination of (i) the shareholders; (ii) majority vote of the board that were not parties to the action; (iii) if ordered by a majority vote of a quorum of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (iv) by independent legal counsel in a written opinion if no quorum of directors who were not parties to the action may be obtained.

     Unless ordered by a court of competent jurisdiction, indemnification may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have           shares of
Common Stock outstanding. Of these shares, the           shares sold in the
Offering and a small number, approximately 92,207 from the Company's original public offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased at any time by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act). All of the remaining shares of Common Stock outstanding (2,207,893) are held by existing stockholders and were sold without registration under the Securities Act in reliance upon an exemption from registration and will be "restricted" securities within the meaning of Rule 144, 2,000,000 of which will be eligible for sale in December of 1998, and the remainder are currently eligible for sale. The Directors and Officers of the Company, and certain other stockholders who in the aggregate own 2,000,000 shares of restricted Common Stock, have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock beneficially owned or controlled by them (including subsequently acquired shares) for a period of one year from the date of this Prospectus without the prior written consent of the Representative.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least two years is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of
the Common Stock (          shares immediately after the Offering) or the
average weekly trading volume in the Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provision, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to be an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least three years, would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations referred to above.

     The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

     The Company has not yet issued options to purchase shares of Common Stock under its 1996 Long-Term Incentive Plan. However, 350,000 shares of Common Stock are reserved by the Company for issuance under the Plan. See
"Management -- Employee Benefit Plans." The Company intends to file a registration statement on Form S-8 covering sales of shares issued upon any securities issued under the Plan.

     The Company, as of the date of this Prospectus, has approximately stockholders of record.

     Although the Company is a reporting company pursuant the Securities Act, its Common Stock is not actively traded and there does not currently exist any market makers for the Common Stock of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company, New York, New York.

                       CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective September 12, 1996, the Company, by act of its board of directors, engaged King Burns & Co. P.C. as its principal accountant to audit the Company's financial statements, replacing Skeehan & Company in that capacity. This decision was made in conjunction with the execution of an agreement to transfer assets into the Company such that the Company could thereby have operating assets.

     Skeehan & Company audited the Company's financial statements for the years ended June 30, 1994 and 1995. The opinions rendered by Skeehan & Company in connection with those audits was qualified because there was "substantial doubt about the Company's ability to continue as a going concern." During the registrant's two most recent fiscal years and any subsequent interim period, there have not been any disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosures, or auditing scope or procedures, and there have been no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. The Company had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.

                                  UNDERWRITING

     The underwriters named below, (the "Underwriters") for whom National Securities Corporation is acting as representative (in such capacity the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of shares of Common Stock set forth opposite their names below:

                                    NAME                                       NUMBER OF SHARES
-----------------------------------------------------------------------------  ----------------
National Securities Corporation..............................................

     The Underwriters are committed to purchase all the shares of Common Stock offered hereby, if any such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

     The Company has been advised by the Representative that the Underwriters propose initially to offer the Common Stock to the public at the initial offering price set forth on the cover page of this Prospectus and to certain
dealers at such prices less a concession of not in excess of $          per
share of Common Stock. Such dealers may re-allow a concession not in excess of
$          per share of Common Stock to certain other dealers. After the commencement of the Offering, the public offering prices, concession and reallowance may be changed by the Representative.

     The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Common Stock offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter nay be required to make. The Company has also agreed to pay the Representative an expense allowance on a nonaccountable basis equal to 3.0% of the gross proceeds derived from the sale of the Common Stock
underwritten, of which $          has been paid to date.

     The Company has granted the Underwriters an Over-Allotment Option, exercisable within 45 days of the date of this Prospectus to purchase up to an
additional           shares of Common Stock at the public offering price per
share of Common Stock, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering overallotments, if any, incurred in the sale of the Common Stock offered hereby. To the extent such option is exercised, in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock proportionate to its initial commitment.

     In connection with the Offering the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company
up to           shares of Common Stock (the "Representatives Warrants"). The
Representative's Warrants are initially exercisable at a price of $          per
share [120% of the initial offering price per share of Common Stock] for a four-year period commencing on the first anniversary of the issuance of such warrants. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year following the date of this Prospectus, except to officers of the Representative, Underwriters or members of the selling group. The Representative's Warrants provide for adjustments in the number of shares of Common Stock issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the Common Stock issuable upon exercise of the Representative's Warrants.

     The Company and certain holders of its Common Stock have entered into lock-up agreements with the Underwriters, including the Representative. See "Shares Eligible for Future Sale."

     Prior to the Offering, there has been no active public market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth, and other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management and the prospects of the Company, the Company's capital structure and certain other factors as were deemed relevant.

     The foregoing is a summary of the agreement described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS

     The validity of the issuance of certain of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Jackson Walker, L.L.P., Dallas, Texas. Certain legal matters in connection with the Offering with respect to Nevada law will be passed upon for
the Company by                     . Certain legal matters in connection with
the Offering hereby will be passed upon for the Underwriters by Camhy Karlinsky & Stein LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 30, 1994 and 1995 and for each of the years in the two-year period ended December 30, 1995, have been included herein and in the registration statement in reliance upon the reports, included herein, of King, Burns & Company, PC, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-KSB for the year ended June 30, 1996, and (ii) Information Statement in compliance with Section 14C of the Securities Exchange Act of 1934 (the "Exchange Act"), dated November 8, 1996, relating to the Company's acquisition of Jamestown and Key West, Amendment to its Articles of Incorporation and approval of the 1996 Long-Term Incentive Plan.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: 3000 Lexington Financial Center Lexington, Kentucky 40507 (606) 281-0000.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Combined Financial Statements
  Report of Independent Certified Public Accountants..................................   F-2
  Combined Balance Sheets.............................................................   F-3
  Combined Statements of Operations...................................................   F-4
  Combined Statements of Changes in Stockholders' Deficit.............................   F-5
  Combined Statements of Cash Flows...................................................   F-6
  Notes to the Combined Financial Statements..........................................   F-7

Sonoma International

  Report of Independent Certified Public Accountants..................................  F-20
  Balance Sheet.......................................................................  F-21
  Statements of Operations............................................................  F-22
  Statements of Changes in Stockholders' Deficit......................................  F-23
  Statements of Cash Flows............................................................  F-24
  Notes to Financial Statements.......................................................  F-25

Jamestown Resort & Marina, Ltd.

  Report of Independent Certified Public Accountants..................................  F-29
  Balance Sheets......................................................................  F-30
  Statements of Operations............................................................  F-31
  Statements of Changes in Partners' Deficit..........................................  F-32
  Statements of Cash Flows............................................................  F-33
  Notes to Financial Statements.......................................................  F-34

Key West Conch Harbor, Inc.

  Report of Independent Certified Public Accountants..................................  F-41
  Balance Sheets......................................................................  F-42
  Statements of Operations............................................................  F-43
  Statements of Changes in Stockholders' Deficit......................................  F-44
  Statements of Cash Flows............................................................  F-45
  Notes to Financial Statements.......................................................  F-46

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Sonoma International, Jamestown Resort & Marina, Ltd. and Key West Conch Harbor, Inc.

     We have audited the accompanying combined balance sheets of Sonoma International and affiliates (Jamestown Resort & Marina, Ltd. and Key West Conch Harbor, Inc.) as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sonoma International and affiliates as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The combined financial statements have been prepared assuming that Sonoma International and affiliates will continue as a going concern. As discussed in Note C to the financial statements, Sonoma International and affiliates have incurred losses and at December 31, 1995, their combined current liabilities exceeded their current assets by approximately $9,361,000. These factors raise substantial doubt as to Sonoma International and Affiliates' ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING, BURNS & COMPANY, P.C.

Dallas, Texas
October 18, 1996, except as to
Note N, which is as of December 9, 1996

                      SONOMA INTERNATIONAL AND AFFILIATES
                            COMBINED BALANCE SHEETS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                                                             DECEMBER 31,
                                                                                    SEPTEMBER 30,     ---------------------------
                                                                                        1996             1995            1994
                                                                                    -------------     -----------     -----------
                                                                                     (UNAUDITED)
CURRENT ASSETS
  Cash............................................................................   $   453,896      $    30,527     $     7,241
  Escrow funds....................................................................        46,897           26,673          43,262
  Receivables:
    Trade (net of allowance for doubtful accounts of $3,876 for each year)........       120,398           54,105          55,658
    Other.........................................................................       151,906           34,199          23,111
  Notes receivable................................................................       500,000               --              --
  Inventory.......................................................................       102,535           84,116          82,311
  Prepaid expenses................................................................        69,242           60,315          72,419
                                                                                     -----------      -----------     -----------
        Total current assets......................................................     1,444,874          289,935         284,002
                                                                                     -----------      -----------     -----------
PROPERTY AND EQUIPMENT
  Buildings and improvements......................................................     2,197,989        2,352,561       2,249,862
  Land............................................................................     1,816,298        1,810,818       1,786,640
  Land improvements...............................................................       267,702          201,542         174,888
  Docks and floating buildings....................................................     8,305,910        7,968,744       7,400,724
  Boats and improvements..........................................................     2,177,004          782,105         717,688
  Furnishings, fixtures and equipment.............................................     1,813,262        1,660,900       1,522,130
  Houseboats and pontoons under capital lease.....................................            --        1,373,649       1,373,649
  Computers under capital lease...................................................       161,734          161,734         161,734
  Fuel tanks and containment buildings............................................       155,994           72,609              --
  Vehicles........................................................................        22,482           22,482          20,642
  Construction in progress........................................................       378,173          412,164         148,931
                                                                                     -----------      -----------     -----------
                                                                                      17,296,548       16,819,308      15,556,888
Less accumulated depreciation and amortization....................................     4,519,514        4,058,462       3,432,755
                                                                                     -----------      -----------     -----------
Net property and equipment........................................................    12,777,034       12,760,846      12,124,133
                                                                                     -----------      -----------     -----------
OTHER ASSETS
  Deferred loan fees, net of accumulated amortization of $64,455, $17,588 and
    $1,002........................................................................       438,768          123,150          13,545
  Goodwill, net of accumulated amortization of $179,643, $165,825 and $147,400....       557,357          571,175         589,600
                                                                                     -----------      -----------     -----------
        Total other assets........................................................       996,125          694,325         603,145
                                                                                     -----------      -----------     -----------
        TOTAL ASSETS..............................................................   $15,218,033      $13,745,106     $13,011,280
                                                                                     ===========      ===========     ===========
                                              LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current portion of long-term debt (including $3,116,318, $3,788,861 and
    $2,354,939 to related parties)................................................   $ 4,019,352      $ 6,010,042     $12,545,774
  Current portion of obligations under capital leases.............................            --          198,391         203,793
  Accounts payable................................................................       346,517          212,452         346,582
  Accrued interest (including $538,627, $382,677 and $125,460 to related
    parties)......................................................................       948,917        1,636,241       1,091,775
  Accrued liabilities.............................................................       273,528          195,653         350,001
  Security deposits...............................................................        55,060           29,074          44,458
  Deferred revenue................................................................       324,047          652,450         531,411
  Accrued management fees -- related party........................................       759,356          581,301         458,006
  Accrued guarantee fees -- related party.........................................        75,000           60,000          40,000
  Deferred gain on sale leaseback.................................................            --           75,800          81,905
                                                                                     -----------      -----------     -----------
        Total current liabilities.................................................     6,801,777        9,651,404      15,693,705
                                                                                     -----------      -----------     -----------
LONG-TERM LIABILITIES
  Long-term debt..................................................................    10,745,576        8,529,945       1,202,377
  Long-term portion of obligations under capital leases...........................            --          417,638         614,838
                                                                                     -----------      -----------     -----------
        Total long-term liabilities...............................................    10,745,576        8,947,583       1,817,215
                                                                                     -----------      -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes C, D, E, F, G, H, M and N)
STOCKHOLDERS' DEFICIT
  Common stock, $0.001 par value, authorized, 20,000,000, issued and outstanding
    shares, 1,707,100, 1,707,100 and 1,535,000....................................         1,707            1,707           1,535
  Additional paid-in capital......................................................       265,971           56,748              --
  Accumulated deficit.............................................................    (2,596,998)      (4,912,336)     (4,501,175)
                                                                                     -----------      -----------     -----------
        Total stockholders' deficit...............................................    (2,329,320)      (4,853,881)     (4,499,640)
                                                                                     -----------      -----------     -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT...............................   $15,218,033      $13,745,106     $13,011,280
                                                                                     ===========      ===========     ===========

    The accompanying notes are an integral part of these combined financial statements.

                      SONOMA INTERNATIONAL AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                           NINE MONTHS
                                                              ENDED        YEAR ENDED DECEMBER 31,
                                                          SEPTEMBER 30,    ------------------------
                                                              1996            1995          1994
                                                          -------------    ----------    ----------
                                                           (UNAUDITED)
REVENUES
  Slip fees.............................................   $ 1,156,814     $1,311,483    $1,070,910
  Boat rental...........................................       694,093        748,941       753,835
  Lodge.................................................       619,728        683,251       677,905
  Fuel..................................................     1,422,880      1,039,034       488,485
  Convenience store and merchandise.....................       342,757        381,123       340,724
  Restaurant............................................       341,547        372,473       349,001
  Other.................................................       110,984        137,630       169,337
                                                           -----------     ----------    ----------
          Total revenues................................     4,688,803      4,673,935     3,850,197
                                                           -----------     ----------    ----------
COST OF REVENUES
  Slip..................................................       111,644        176,615       140,486
  Boat rental...........................................       245,247        396,916       439,154
  Lodge.................................................       191,867        235,082       209,793
  Fuel..................................................     1,101,121        723,689       310,084
  Convenience store and merchandise.....................       267,691        288,498       269,061
  Restaurant............................................       267,162        329,982       276,638
  Other.................................................        72,449        109,350        79,986
                                                           -----------     ----------    ----------
          Total cost of revenues........................     2,257,181      2,260,132     1,725,202
                                                           -----------     ----------    ----------
GROSS PROFIT............................................     2,431,622      2,413,803     2,124,995
GAIN ON REDUCTION OF OBLIGATIONS........................            --         28,363            --
SELLING, GENERAL AND ADMINISTRATIVE (including related
  party amounts for management and guarantee fees of
  $177,055, $220,540 and $205,229)......................     1,147,425      1,482,672     1,227,059
AMORTIZATION OF OTHER ASSETS............................        55,774         30,252        18,426
DEPRECIATION AND AMORTIZATION...........................       395,263        624,360       648,220
                                                           -----------     ----------    ----------
INCOME FROM OPERATIONS..................................       833,160        304,882       231,290
INTEREST EXPENSE (including interest to related parties
  of $279,768, $355,066 and $306,524)...................       978,981      1,134,742       968,498
                                                           -----------     ----------    ----------
NET LOSS BEFORE EXTRAORDINARY ITEMS.....................      (145,821)      (829,860)     (737,208)
EXTRAORDINARY ITEMS
  Gain on extinguishment of debt........................     2,461,159        418,699            --
                                                           -----------     ----------    ----------
NET INCOME (LOSS).......................................   $ 2,315,338     $ (411,161)   $ (737,208)
                                                           ===========     ==========    ==========
Net income (loss) per common share before extraordinary
  items.................................................   $     (0.09)    $    (0.54)   $    (0.48)
                                                           ===========     ==========    ==========
Net income (loss) per common share......................   $      1.36     $    (0.27)   $    (0.48)
                                                           ===========     ==========    ==========
Weighted average shares outstanding.....................     1,707,100      1,549,342     1,535,000
                                                           ===========     ==========    ==========

    The accompanying notes are an integral part of these combined financial statements.

                      SONOMA INTERNATIONAL AND AFFILIATES
             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                             ADDITIONAL
                                       COMMON      COMMON     PAID-IN      ACCUMULATED
                                       SHARES      STOCK      CAPITAL        DEFICIT         TOTAL
                                      ---------    ------    ----------    -----------    -----------
Deficit at January 1, 1994..........  1,535,000    $1,535     $      --    $(3,763,967)   $(3,762,432)
Net loss for the year ended December
  31, 1994..........................         --       --             --       (737,208)      (737,208)
                                      ---------    ------     ---------    -----------    -----------
Deficit at December 31, 1994........  1,535,000    1,535             --     (4,501,175)    (4,499,640)
Stock issued for debt and other
  obligations.......................    172,100      172         34,248             --         34,420
Capital contributions resulting from
  obligations being settled by
  shareholders on behalf of the
  Company...........................         --       --         22,500             --         22,500
Net loss for the year ended December
  31, 1995..........................         --       --             --       (411,161)      (411,161)
                                      ---------    ------     ---------    -----------    -----------
Deficit at December 31, 1995........  1,707,100    1,707         56,748     (4,912,336)    (4,853,881)
Contribution of capital
  (unaudited).......................         --       --        209,223             --        209,223
Net income for the nine months ended
  September 30, 1996 (unaudited)....         --       --             --      2,315,338      2,315,338
                                      ---------    ------     ---------    -----------    -----------
Deficit at September 30, 1996
  (unaudited).......................  1,707,100    $1,707     $ 265,971    $(2,596,998)   $(2,329,320)
                                      =========    ======     =========    ===========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                      SONOMA INTERNATIONAL AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         NINE MONTHS
                                                            ENDED         YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,    --------------------------
                                                            1996            1995           1994
                                                        -------------    -----------    -----------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)...................................   $  2,315,338    $  (411,161)   $  (737,208)
  Adjustments to reconcile net income (loss) to net
     cash provided (used) by operating activities:
     Depreciation and amortization of fixed assets....        390,351        619,601        647,218
     Amortization of other assets.....................         60,686         35,011         19,428
     Amortization of deferred gain on sale
       leaseback......................................        (75,800)        (6,105)        (6,105)
     Gain on conversion of debt to equity.............             --       (418,699)            --
     Gain on debt extinguishment and related accrued
       interest.......................................     (2,461,159)            --             --
     Gain on reduction of obligations.................             --        (28,363)            --
     Changes in assets and liabilities:
       Decrease (increase) in escrow funds............        (20,224)        16,589         41,409
       Decrease (increase) in trade receivables.......        (66,293)         1,553         (3,478)
       Decrease (increase) in other receivables.......       (117,707)       (11,088)        48,761
       Decrease (increase) in notes receivable........       (500,000)            --             --
       Decrease (increase) in inventory...............        (18,419)        (1,805)        (7,279)
       Decrease (increase) in prepaid expenses........         (8,927)        12,104          6,450
       Increase (decrease) in accounts payable........        134,065       (134,130)       225,795
       Increase (decrease) in accrued interest........        267,201        544,466        429,034
       Increase (decrease) in accrued liabilities.....         77,875        (99,812)       184,300
       Increase (decrease) in security deposits.......         25,986        (15,384)         1,553
       Increase (decrease) in stockholder advance for
          services....................................             --         37,500         75,000
       Increase (decrease) in deferred revenue........       (328,403)       121,039         46,890
       Increase (decrease) in accrued guarantee
          fees........................................         15,000         20,000         20,000
       Increase (decrease) in accrued management
          fees........................................        178,055        123,295         84,943
                                                         ------------    -----------    -----------
          Net cash provided (used) by operating
            activities................................       (132,375)       404,611      1,076,711
                                                         ------------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.................       (477,240)    (1,256,313)    (3,043,968)
                                                         ------------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank and related party loans..........      9,563,658      2,048,495      2,239,500
     Repayments of borrowings.........................     (7,749,556)      (844,715)      (152,884)
     Repayments of obligation under capital lease.....       (616,029)      (202,601)      (189,195)
     Proceed from capital contributions...............        209,223             --             --
     Proceed from the issuance of common stock........             --             --          1,000
     Organization and loan costs......................       (374,312)      (126,191)       (14,547)
                                                         ------------    -----------    -----------
Net cash provided by financing activities.............      1,032,984        874,988      1,883,874
                                                          -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.......................        423,369         23,286        (83,383)
  Cash at beginning of the period.....................         30,527          7,241         90,624
                                                         ------------    -----------    -----------
  Cash at end of the period...........................   $    453,896    $    30,527    $     7,241
                                                         ============    ===========    ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid during the period for interest............   $    671,845    $   679,049    $   524,266
                                                         ============    ===========    ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  Assumption of debt in connection with the purchase
     of property and equipment........................   $    332,977    $   652,493    $ 2,852,185
                                                         ============    ===========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                      SONOMA INTERNATIONAL AND AFFILIATES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE A -- ORGANIZATION

     Sonoma Quicksilver Mines, Inc. was incorporated under the laws of the State of Nevada on June 10, 1940. The name was subsequently changed to Sonoma International ("Sonoma"). The Company had several failed business operations and from 1988 through the date of this report its only activity was the search for a company or assets to acquire.

     Jamestown Resort & Marina, Ltd. (the "Partnership" or "Jamestown") is a limited partnership organized under the laws of the State of Kentucky by Jamestown Resort & Marina, Inc. ("JRMI"), the general partner, on November 1, 1987. The Partnership owns a resort and marina facility near Jamestown, Kentucky on Lake Cumberland.

     Key West Conch Harbor, Inc. ("Key West") a subchapter S corporation for Federal income tax purposes, was incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation and Principles of Combination

     These combined financial statements include Sonoma, Jamestown, and Key West. Jamestown and Key West will become wholly-owned subsidiaries of Sonoma upon completion of a reverse merger transaction and are collectively referred to as Company (see Note N). Any intercompany transactions and balances have been eliminated.

  Statement of Cash Flows

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

  Inventory

     Inventory is stated at the lower of cost or market and consists of food, beverages, clothing, fuel and boat parts. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

  Property and Equipment

     Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under capital leases are amortized using the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related lives are as follows:

                                                                                 LIFE IN
                                   MAJOR CLASS                                    YEARS
    --------------------------------------------------------------------------  ---------
    Docks, floating buildings and buildings on land...........................  20 - 31.5
    Houseboats and pontoons...................................................         20
    Land improvements.........................................................    15 - 20
    Signage...................................................................         10
    Furniture, fixtures and equipment.........................................          7
    Computers.................................................................          5

     Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

  Goodwill

     Goodwill relates to the original purchase of the Jamestown marina and the U.S. Army Corps of Engineers lease and represents the excess of cost over fair value of net assets acquired which is being amortized using the straight-line method over 40 years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the undiscounted value of the projected future net earnings in evaluating the value of goodwill. If the undiscounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value. Management also considers the appraised value of the marina facility in evaluating goodwill.

  Deferred Loan Fees

     Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

  Revenue Recognition

     Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Income Taxes

     Sonoma accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     Taxable income or loss of Jamestown is allocated to the partners in accordance with the provisions of the Partnership agreement. The Partnership qualifies as a limited partnership and as such, Federal income taxes accrue to the partners rather than to the Partnership. Accordingly, the statements of operations of the Partnership include no provision for income taxes.

     Taxable income or loss of Key West is allocated to the shareholders in accordance with the provisions of the Stockholders agreement. Prior to its acquisition by Sonoma, Key West qualified as a subchapter S corporation for Federal income tax purposes and as such, Federal income taxes accrued to the shareholders rather than to Key West. Accordingly, the statements of operations of Key West include no provision for Federal income taxes.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

  Income (loss) per share

     (Income) loss per share of common stock is based upon the weighted average number of outstanding common shares of Sonoma for all periods presented after giving retroactive effect to a one for two hundred reverse split of Sonoma's common stock. (See Note N).

  Lease income

     During 1994 all fuel operations of Key West were leased to a related party who made lease payments of all interest on the first mortgage. Income recorded in 1994 from these payments was $92,675.

  Accounting Standards Not Yet Adopted

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement, or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. The Company expects to adopt SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's balance sheet or statement of operations.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

  Unaudited Period

     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

NOTE C -- GOING CONCERN UNCERTAINTY

     As reflected in the combined statements of operations, the Company incurred net losses of approximately $411,000 and $737,000 in 1995 and 1994, respectively. At December 31, 1995 current liabilities exceed current assets by approximately $9,361,000. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

     The Company is in the process of completing a public offering, a portion of the proceeds of which will be used to pay down debt and provide additional liquidity to fund operations and growth.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

NOTE D -- DEVELOPMENT AGREEMENT WITH THE TRANSPORTATION CABINET OF THE
          COMMONWEALTH OF KENTUCKY

     Jamestown and the Transportation Cabinet of the Commonwealth of Kentucky ("Transportation Cabinet") are parties to an agreement for development of the marina facilities. The Partnership agreed to construct a new resort and marina and the Transportation Cabinet agreed to construct an extension of Kentucky Highway 92 to the island upon which the Partnership constructed its lodge.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     The Partnership agreed to pay the Transportation Cabinet one percent of the gross revenues received by the Partnership from the resort and marina facilities in perpetuity. The fees under the agreement totaled $40,000 in 1995 and $37,000 in 1994.

NOTE E -- LEASE RIGHTS

     The Partnership leases approximately 290 acres of land and water from the U.S. Army Corps of Engineers. The lease has a 25-year term beginning January 1, 1988 with an option for a 25-year extension which has been exercised. Rental amounts due under the lease are contingent upon a variety of factors, primarily gross revenues. Rent expense was $70,000 in 1995 and $64,000 in 1994.

NOTE F -- NOTES PAYABLE AND LONG-TERM DEBT

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
Sonoma:
  Note payable 1..................................................  $    60,974     $    60,974
  Note payable 2..................................................       45,861          45,861
  Note payable 3..................................................           --           5,000
  Sunwest Bank....................................................       43,556          43,556
  Stockholders loans..............................................           --         406,945
  Garfield Bank...................................................      112,000         112,000
                                                                    -----------     -----------
          Total notes payable.....................................      262,391         674,336
                                                                    -----------     -----------
Jamestown:
  Mortgage........................................................    7,194,005       7,944,005
  Demand Note (related party).....................................    1,852,777       1,846,239
  General Partner note............................................    1,197,500              --
  Limited Partner notes...........................................      360,000         360,000
  Paddleboat notes................................................      209,736         270,066
  Yacht Club note.................................................      223,624         227,041
  Executive Boats note............................................      159,671         186,964
  Generators note.................................................       42,988              --
                                                                    -----------     -----------
                                                                     11,240,301      10,834,315
                                                                    -----------     -----------
Key West:
  First mortgage..................................................    1,550,000       1,100,000
  Second mortgage -- stockholder..................................      500,000         500,000
  Third mortgage -- related party.................................      200,000         200,000
  First note -- stockholder.......................................      245,000         245,000
  Second note -- stockholder......................................      125,000         125,000
  Working capital note -- stockholder.............................       57,295          69,500
  First note payable..............................................      200,000              --
  Second note payable -- stockholders.............................      160,000              --
                                                                    -----------     -----------
                                                                      3,037,295       2,239,500
                                                                    -----------     -----------
          Total...................................................   14,539,987      13,748,151
Less current maturities...........................................    6,010,042      12,545,774
                                                                    -----------     -----------
Long-term portion.................................................  $ 8,529,945     $ 1,202,377
                                                                    ===========     ===========

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

SONOMA:

     Note payable 1. Note payable 1 is dated June 12, 1991, due on demand to an individual bearing interest at 15% per annum; unsecured. Interest of $44,316 has been accrued through September 27, 1995. On September 27, 1995 a conditional settlement agreement was reached relieving Sonoma of the principal and accrued interest in exchange for 800,000 common shares of Sonoma. This settlement agreement is contingent upon Sonoma stock obtaining a market value and that the stock can be liquidated.

     Note payable 2. Note payable 2 to two individuals, is due on demand and unsecured. Interest of $15,861 has been accrued through the settlement date. On July 25, 1995, a conditional settlement agreement was reached releasing Sonoma of principal and accrued interest in exchange for 200,000 shares of the Company. This settlement agreement is contingent upon Sonoma stock obtaining a market value and that the stock can be liquidated.

     Note payable 3. On August 25, 1986 the Sonoma entered into a 6% note agreement for $5,000 with a former officer. The note and related accrued interest of $2,700 was paid off in September 1995 with 50,000 shares of Sonoma's common stock.

     Sunwest Bank. Note payable to Sunwest Bank, due on demand with interest accruing at 10.5%; unsecured. Interest of $42,557 has been accrued through the settlement date. On September 7, 1995, a conditional settlement agreement was reached relieving Sonoma of the outstanding principal and accrued interest in exchange for a nominal cash amount and the issuance of 200,000 shares of Sonoma common stock. This settlement is conditioned upon Sonoma common stock being listed on the National Bulletin Board and having a market value and that the stock can be liquidated.

     Garfield Bank. Note payable to Garfield Bank, due on demand with interest accruing at 16%; unsecured. Interest of $164,997 has been accrued through the settlement date. On September 8, 1995, a conditional settlement agreement had been reached relieving Sonoma of the principal amount owed and all accrued interest thereon conditioned on 850,000 shares of Sonoma common stock being transferred into the name of Garfield Bank (from other shareholders) and Sonoma common stock having a market value that can be liquidated.

     Stockholders loans. Sonoma entered into two notes payable to stockholders in consideration for time, services, and personal expenditures. The note balances total $406,946 at December 31, 1994 and $444,445 at June 30, 1995. The notes were settled in 1995 for $444,445 through the issuance of common stock. Also see Note H.

JAMESTOWN:

     Mortgage. On December 31, 1988 the Partnership entered into two notes with banks to finance the resort and marina project. The first note was for $5,625,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $53,568 and interest at a rate of 11%, adjusted to 3% above the weekly auction average rate of T-Securities, with a 3 year maturity on November 1. The second note was for $2,375,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $6,000 and interest at a rate of 1% over the Base Lending rate as defined. Both notes were secured by Partnership property. Thereafter, the Partnership defaulted on the notes, and the bank became insolvent. The loan was subsequently assumed by the Resolution Trust Corporation ("RTC"). The note was consolidated with several other notes and sold to a second bank in March, 1993.

     Accrued interest was $748,240 and $708,240 at December 31, 1995 and 1994, respectfully.

     On August 11, 1995, The Partnership entered into a written agreement with the second bank whereby the notes held could be paid off by the Partnership for $6,100,000, plus accrued interest of $240,000. The amount

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

was refinanced on January 29, 1996 (Note N). The classification of the note payable (long-term and short-term portions) is based on the refinanced terms. This agreement was conditional on the ability of the Partnership to make an initial payment of $1,000,000 at the closing of the loan modification and being able to repay the remaining $5,100,000 by May 1, 1996. The Partnership made a payment of $750,000 on September 1995. These funds were obtained from related parties and bear interest at 10%. The remaining $250,000 was rolled over into the final settlement. See Note L.

     Demand Note. The Partnership originally entered into a note agreement with a bank for $2,000,000 on November 16, 1989, at 1 1/2% over the prime lending rate which was collateralized by a second mortgage on the assets of the Partnership and by certain items of the Webb Family Trust, an entity related to the general partner. A 1% guarantee amount based on the outstanding balance is payable to the Webb Family Trust as compensation for pledging its collateral (See Note H). The Partnership defaulted on the note several times and on January 15, 1993 the note was converted to a demand note. In March 1994, the Partnership again defaulted under the terms of the note and the Webb Family Trust collateral was liquidated by the bank to satisfy the note. The Partnership subsequently became obligated to the Webb Family Trust under the same terms as the demand note.

     General Partner Loans. The Webb Family Trust loaned the Partnership $477,500 at various dates in 1995 and $750,000 in September 1995 at 10% under a promissory note entered into on August 10, 1995. The note matured on May 1, 1996 and is due on demand.

     Limited Partner Loans. On March 6, 1992, loans totaling $360,000 were made by limited partners at 1% plus prime for operating shortfalls and capital improvements. The notes are payable on demand. The notes may be extended each year for a fee of 1% of the note balance.

     Paddleboat. Webb Cruise Lines, Inc. (WCL) an entity controlled by the general partner originally purchased the Jamestown Queen, a paddleboat, by obtaining financing from two banks. On April 21, 1989 WCL entered into the first note with a bank for $325,000. On October 30, 1994 the note was renewed for $251,303 at 2% plus prime maturing on April 30, 2000. The note requires monthly payments of $5,309 of principal and interest. The loan is collateralized by five shares (5.6%) of the limited Partnership units, the Paddleboat and guaranteed by the Webb Family Trust. On May 8, 1989, WCL entered into a 13.5% variable note with a second bank amounting to $75,000 with interest and principal due on June 22, 1995. The Partnership paid a monthly rent of $7,260 to WCL for the use of the boat. The Partnership assumed both notes and title of the boat from WCL in May 1994 for the balance of both notes of $282,346 which approximated the fair value of the Paddleboat.

     Yacht Club. Webb Lexington Ventures, Inc., an entity controlled by the general partner, entered into a 11% mortgage note with a bank for $278,000 to purchase the Yacht Club. The note matures on July 1, 1996 and interest is payable quarterly in October, January, April and July. Principal payments consist of two installments, $23,757 on January 1, 1996 and $200,000 on July 1, 1996. The note is collateralized by the property of the general partner. The Yacht Club was acquired by the Partnership by assuming the note, which approximated the fair market value of the Yacht Club.

     Executive Boats. On February 8, 1990, the Partnership entered into a note with a bank to finance its executive boats and is collateralized by the two houseboats. The note was renewed on October 30, 1995 and provides for monthly principal payments of $4,000 and interest at 11% and matures on October 28, 1999.

     Generators. On May 26, 1995, the Partnership entered into a note with a bank for $53,200 at a fixed rate of 10.5% maturing on October 1, 1997. The note is collateralized by 12 boat generators. Interest and principal of $3,000 are paid monthly beginning on July 1, 1995 through October 1, 1995. Payments will resume each year on March 1 through October 1.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

KEY WEST:

     First Mortgage. On December 29, 1993 Key West entered into a note payable for $1,100,000 with a financial institution to purchase the marina. The note is collateralized by the property. The mortgage is at a variable rate of 1 1/2% above the banks prime rate and matures on June 29, 2010. Payments of interest were required from January 29, 1994 through July 29, 1995, thereafter monthly payment of principal and interest were required to fully amortize the note through the maturity date.

     On March 27, 1995 Key West renegotiated the variable rate note with the financial institution for $1,550,000 (which included unpaid interest). This note matures with all the principal due on October 1, 1996 and requires monthly interest payments beginning on May 1, 1995, at a rate of 1% over the banks index. (See Note N).

     Prepaid interest on this note was $13,359 at December 31, 1995.

     Second Mortgage. On December 28, 1993 Key West entered into a $500,000 promissory note with a stockholder, at a fixed rate of 8%, collateralized by a second mortgage on the property. Annual payments are required for principal and interest totaling $50,000 commencing on January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. Accrued interest was $44,257 and $40,000 at December 31, 1995 and 1994, respectfully.

     Third Mortgage. As part of the original purchase Key West entered into a $200,000 promissory note with a related party. This note had a fixed rate of 10% and matures on March 15, 1997. (See Note N).

     On January 13, 1995, Key West renewed the $200,000 promissory note, subordinate to the first and second mortgage, with a stockholder, at a fixed rate of 10%. The note matures on January 13, 1997 and requires monthly interest payments.

     First Note to Stockholder. On December 28, 1993 Key West entered into a $245,000 promissory note with a stockholder, at a fixed rate of 8%. Annual payments are required of $50,000 (principal and interest) commencing January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. At December 31, 1995 and 1994 accrued interest was $39,200 and $19,600, respectively. (See Note N).

     Second Note to Stockholder. On December 28, 1993 Key West entered into a $125,000 promissory note with a stockholder, at a fixed rate of 8% with a maturity date in July 2001. Annual interest payments are required commencing on January 5, 1995 and continuing until the maturity date in July 2001. Interest due on January 5, 1995 was deferred. At December 31, 1995 and 1994 accrued interest was $20,000 and $10,000, respectively. (See Note N).

     Working Capital Note to Stockholder. During 1994, working capital of $69,500 was provided to Key West by a stockholder at a fixed rate of 8%. The timing of the repayment of the note payable is at the discretion of Key West and is classified as current maturities in the accompanying balance sheets. The balance outstanding at December 31, 1995 and 1994 was $57,295 and $69,500, respectively. At December 31, 1995 and 1994 accrued interest was $6,948 and $2,198, respectively.

     First Note payable. On August 3, 1995, Key West entered into a $200,000 promissory note with a financial institution maturing on February 3, 1999, at a variable rate of 1 3/4% above the financial institutions base rate. Monthly interest payments are required.

     Second Note Payable. The following two notes were entered into by stockholders of Key West to provide operating funds.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     On October 2, 1995 the stockholders entered into a note payable for $100,000 with the principal maturing on October 2, 1996, at a variable rate of 1% over prime. Monthly interest payments commencing on November 2, 1995 are required.

     On December 27, 1995 the stockholders entered into a second note payable for $100,000 with the principal maturing on November 27, 1996, at a variable rate of 2% over prime. Monthly interest payments commencing on January 27, 1995 are required. At December 31, 1995 $60,000 had been drawn and is outstanding under this note payable.

     Aggregate maturities of long-term debt at December 31, 1995 are as follows:

                1996............................................  $ 6,010,042
                1997............................................      502,622
                1998............................................      305,061
                1999............................................      524,781
                2000............................................      267,536
                Thereafter......................................    6,929,945
                          Total.................................  $14,539,987

NOTE G -- OBLIGATIONS UNDER CAPITAL LEASES

     Jamestown leases certain boats and computer equipment under capital leases. In 1991, the Partnership sold 25 houseboats and 20 pontoon boats for $1,374,000 to a bank and subsequently leased back the boats under a capital lease. In connection with this sale and lease-back transaction, the Partnership recorded a deferred gain of $104,000. This gain is being amortized as a offset to amortization expense over the term of the lease. The lease term is for six years and monthly payments of $30,000 are required from March through October of each year. The lease also has a purchase option of $202,000 at the end of the lease. The Partnership entered into a sale and leaseback transaction for computer equipment in 1990 for $161,000. The computer lease matured in 1994. The Partnership is required to pay future minimum payments related to these leases as follows:

                                                                             AMOUNT
                                                                            --------
        1996..............................................................  $239,710
        1997..............................................................   443,938
                                                                            --------
                                                                             683,648
        Amount representing interest......................................   (67,619)
                                                                            --------
        Present value of net minimum lease payments.......................   616,029
        Current portion...................................................   198,391
                                                                            --------
                  Total...................................................  $417,638
                                                                            ========

     The weighted average interest rate on the capital leases approximates 10% at December 31, 1995.

     Accumulated amortization for leased boats and computer equipment at December 31, 1995 and 1994 was $456,000 and $384,000 , respectively. Amortization expense, net of the deferred gain amortization of $6,000 each year, for the leased boats and computer equipment was approximately $65,000 and $95,000 during 1995 and 1994, respectively.

     In connection with the boat lease, the bank requires a monthly deposit of $3,761 into an escrow account for repairs and maintenance of the boats. This account has a balance of approximately $26,000 and $43,000, at

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

December 31, 1995 and 1994, respectively, which is included in escrow funds in the accompanying balance sheets.

NOTE H -- RELATED PARTY TRANSACTIONS

     From 1989 through June 30, 1995, officers of Sonoma paid expenses and/or liabilities of Sonoma. Additionally, officers of Sonoma were owed consulting fees from Sonoma for current and past services rendered. During the year ended December 31, 1995, Sonoma and the officers have agreed to settle the outstanding amounts owed to them of $444,445 through the issuance of common stock. See Note J.

     The general partner of Jamestown has a management agreement with the Partnership to provide management services to the Partnership for a fee equal to 5% of the annual gross revenues. Such fee is payable to the general partner at a rate $4,000 per month, plus direct costs and expenses associated with its management of the Partnership. The remainder of the fee is accrued. Accrued management fees at 1995 and 1994 were $581,000 and $458,000, respectively. Management fees paid in 1995 and 1994 were $48,000 and management fee expense was $201,000 and $185,000, respectively.

     The general partner guaranteed the Demand Note (Note F) and receives as compensation a fee of 1% of the outstanding note balance annually. Such fee amounted to $20,000 during 1995 and 1994, respectively. The accrued guarantee fee was $60,000 and $40,000 at December 31, 1995 and 1994, respectively.

     Accrued interest due to the partners of Jamestown was $272,000 and $54,000 at December 31, 1995 and 1994, respectively. Interest expense payable to related parties was $261,000 and $215,000 during 1995 and 1994, respectively.

     Accounts receivable (other) of $25,000 related to Jamestown at December 31, 1995 and 1994, from related parties, are recorded as a reduction of accrued management fees and are primarily for reimbursable expenses.

     The Partnership rents a portion of land to the general partner for $441 per year.

     Key West has a $9,381 payable to a stockholder related to commissions earned in conjunction with the purchase of the marina on December 28, 1993. In addition, Key West has a $30,000 payable to a stockholder for a finders fee in conjunction with the purchase of the marina.

     During 1995 and 1994, Key West entered into various notes payable with stockholders of Key West. See Note F.

     Accrued interest due to the Key West stockholders was $110,405 and $71,798 at December 31, 1995 and 1994, respectively. Interest expense in connection with notes due to stockholders was $94,350 and $91,800 during 1995 and 1994, respectively.

     Upon formation of the S Corporation, Key West purchased the Key West facility for approximately $2,300,000 from a stockholder. This purchase price approximated the fair market value of the property.

     Also see Notes F and J.

NOTE I -- INCOME TAXES

     Sonoma generated negligible taxable income and/or net operating losses during the years ended December 31, 1995 and 1994. Any existing available net operating losses at December 31, 1995 would be lost upon consummation of the acquisition transaction described in Note N. At December 31, 1995, Sonoma has a deferred tax asset of approximately $86,000 relating to amounts deducted for financial reporting losses not deducted for income tax reporting purposes. This asset has a valuation allowance recorded against it due to the

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

uncertainty of generating future taxable income. There was no significant change in the valuation allowance from 1994.

NOTE J -- STOCKHOLDERS' DEFICIT

     In 1995, Sonoma entered into numerous conditional settlement agreements with various creditors in an attempt to settle all long term debt of Sonoma. Many of the settlement agreements are in the form of debt relief in exchange for common stock of Sonoma and conditioned upon Sonoma's common stock being listed on the National Bulletin Board and having a market value so that the stock can be liquidated.

     On July 18, 1995, a settlement agreement was reached related to the unsecured 6% note payable that was in default with a former officer relieving Sonoma of the principal amount owed of $5,000 with $2,700 accrued interest, accounts payable of $22,000 with $7,335 of accrued interest by issuing 272,597 shares of Sonoma common stock.

     During the year ended June 30, 1996 Sonoma reached agreements with two shareholders who were prior officers of Sonoma to settle amounts due to them approximating $444,445 through the issuance of 33,347,553 of Sonoma's common stock.

     During the year ended June 30, 1996, Sonoma reached agreements with two individuals to settle amounts due to them approximating $8,800 through the transfer of 40,000 of Sonoma's common stock (transferred from other shareholders).

     Professional fees of $13,700 were paid on behalf of Sonoma by certain shareholders. These expenses paid on behalf of Sonoma were accounted for as contributions to additional paid-in capital.

NOTE K -- PARTNERSHIP AGREEMENT -- JAMESTOWN

     The general partner is required to manage the affairs of the Partnership but is not required to make a capital contribution for its interest in the Partnership. For Federal income tax purposes, the special limited partners received an assigned value of $200,000 (equivalent to eight units) for contributing their interest in the Sale and Purchase Agreement with Jamestown Dock, Inc. Eighty units had been sold to limited partners.

     The special limited and limited partners are entitled to an annual Preference Payment of 10% of their capital contributions to the extent that cash flow exceeds operating expenses, debt service and funds set aside in a working capital reserve. All unpaid Preference Payments accumulate and may be paid in future years out of available cash flow. Remaining cash flow, after the Preference Payment, is distributable to the limited partners and to the general partner in proportion to their interests in partnership profits. No cash distributions have been made to the partners. Accumulated but unpaid Preference Payments totaled $1,372,917 at December 31, 1995 and $1,152,917 at December 31, 1994 (Note N).

     The net loss for the years ended December 31, 1995 and 1994 was allocated in accordance with the Partnership Agreement. No loss is allocated to the special limited partners because of their nil capital account balances. In accordance with the Partnership agreement, limited partners are allocated 80% of net losses to the extent that they have positive capital account balances, and the general partner is allocated the remaining loss.

NOTE L -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash and escrow funds, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     The carrying amount and fair value of notes payable and long-term debt (excluding capital leases) are as follows:

                                                                      DECEMBER 31, 1995
                                                                  -------------------------
                                                                   CARRYING         FAIR
                                                                    AMOUNT         VALUE
                                                                  ----------     ----------
    Jamestown:
      Mortgage debt.............................................  $7,194,000     $5,350,000
      Demand note...............................................   1,853,000      1,853,000
      Variable rate debt........................................     570,000        570,000
      Other current debt........................................   1,677,000      1,677,000

    Key West:
      Variable rate debt........................................  $1,910,000     $1,910,000
      Fixed rate debt...........................................   1,070,000      1,151,250
      Demand note...............................................      57,296         57,296

     The fair value of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt. Fair values of variable rate debt and demand notes are deemed to approximate the carrying amount.

NOTE M -- CONTINGENT LIABILITIES

     In the normal course of its business, the Companies are subject to litigation. Management of the Companies, based on discussions with their outside legal counsel, do not believe any claims, individually or in the aggregate, will have a material adverse impact on the Companies' financial position.

NOTE N -- SUBSEQUENT EVENTS

     On January 29, 1996, Jamestown entered into a loan agreement for $6,300,000 maturing on February 1, 2001. The agreement requires monthly payments of principal and interest at a variable rate equal to the commercial paper rate plus 4.25%. Proceeds of $5,800,000 was used to settle the $5,631,000 mortgage note described in Note F, and $678,000 was used to settle the boat lease obligation and related loan origination fees. Other short term borrowings were obtained to finance the difference between amounts paid and the $5,800,000 proceeds used from the $6,300,000 loan agreement. On March 28, 1996 the remaining $500,000 was drawn on the note. The balance due on the note at June 30, 1996 was $6,261,000.

     On April 8, 1996, Key West entered into a loan agreement for $2,724,185 maturing on April 1, 2016. This agreement renewed and consolidated the first mortgage of $1,550,000 with an additional amount of $1,174,185 which was used to pay off the third mortgage, the second note payable, to provide operating funds and to fund expansion of the fuel system. The agreement requires twenty-four monthly interest payments beginning May 1, 1996 at a rate of 9% and two hundred and sixteen monthly principal and interest payments of $25,510 beginning May 1, 1998 at a rate of 9% during the first 36 payments and 1% over prime thereafter.

     On July 25, 1996 the former majority stockholder of Key West sold 73.625 shares to a third party which resulted in a change in control of Key West in exchange for $1,700,000. Subsequently, effective October 31, 1996, Key West, by consent of its stockholders, entered into an agreement (the "Agreement") with Sonoma, a public company. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of Key West in exchange for 300,000 shares of common stock of Sonoma. The transaction was completed effective December 9, 1996.

                      SONOMA INTERNATIONAL AND AFFILIATES
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     As of September 12, 1996, Sonoma entered into an agreement (the "Agreement") with Clear Creek Investments, LLC, a Kentucky Limited Liability Company ("Clear Creek"), and holders of the limited partnership interests in Jamestown. The Agreement required the transfer and assignment to Sonoma of Jamestown's general partner and all limited partnership interests. There are several conditions to closing including the delivery to the Company of an appraisal which states that the assets of JRML as of the date of the appraisal have a fair market value of not less than $10,000,000. That appraisal has been delivered to Sonoma. The agreement incorporates the payment of the preference payments due (Note K) through the issuance of shares of Sonoma. In addition, the Agreement requires that the Company effect a one for two hundred reverse split, leaving 300,000 shares issued and outstanding, and issue 1,700,000 shares to Clear Creek and affiliated and related entities or individuals for the acquisition of Jamestown. The combined financial statements including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the common stock reverse split and the revised authorized number of common shares on a retroactive basis.

NOTE O -- EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR
          (unaudited)

     On December 9, 1996, the transaction described in Note N between Sonoma, Jamestown and Key West was consummated as described.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Sonoma International

     We have audited the accompanying balance sheets of Sonoma International as of December 31, 1995 and 1994, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonoma International as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no assets to pay its obligations and has been inactive for a number of years. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING, BURNS & COMPANY, P.C.

Dallas, Texas
September 6, 1996, except as to
Note H, which is as of December 9, 1996

                              SONOMA INTERNATIONAL
                                 BALANCE SHEETS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

                                                                               DECEMBER 31,
                                                      SEPTEMBER 30,     ---------------------------
                                                          1996             1995            1994
                                                      -------------     -----------     -----------
                                                       (UNAUDITED)
TOTAL ASSETS........................................   $         --     $        --     $        --
                                                        ===========     ===========     ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accrued liabilities...............................   $     24,307     $     5,633     $    45,395
  Accrued interest..................................        252,435         252,435         224,031
  Notes payable.....................................        262,391         262,391         674,336
                                                        -----------     -----------     -----------
          Total current liabilities.................        539,133         520,459         943,762
                                                        -----------     -----------     -----------
          Total liabilities.........................        539,133         520,459         943,762
                                                        -----------     -----------     -----------
Commitments and contingencies (Notes C and E)
Stockholders' deficit
  Common stock, $.001 par value, 20,000,000
     authorized, 300,000, 300,000 and 127,899 issued
     and outstanding shares.........................            300             300             128
  Additional paid-in capital........................      4,334,316       4,334,316       4,277,568
  Accumulated deficit...............................     (4,873,749)     (4,855,075)     (5,221,458)
                                                        -----------     -----------     -----------
          Total Stockholders' Deficit...............       (539,133)       (520,459)       (943,762)
                                                        -----------     -----------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS'
            DEFICIT.................................   $         --     $        --     $        --
                                                        ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                            STATEMENTS OF OPERATIONS

 NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND YEARS ENDED DECEMBER 31,
                                 1995 AND 1994

                                                           NINE MONTHS
                                                              ENDED              DECEMBER 31,
                                                          SEPTEMBER 30,     ----------------------
                                                              1996            1995         1994
                                                          -------------     --------     ---------
                                                           (UNAUDITED)
Revenue.................................................    $      --       $     --     $      --
                                                             --------       --------     ---------
Expenses
  Professional fees.....................................       24,302         13,975            --
  Consulting fees.......................................           --         37,500        75,000
  Interest..............................................           --         28,404        34,200
  State taxes...........................................       (5,628)           800         1,600
                                                             --------       --------     ---------
          Total expenses................................       18,674         80,679       110,800
Gain on the reduction of obligations....................           --         28,363            --
                                                             --------       --------     ---------
Net loss before extraordinary item......................      (18,674)       (52,316)     (110,800)
Extraordinary item
  Gain from conversion of debt to equity net of income
     taxes of $-0-......................................           --        418,699            --
                                                             --------       --------     ---------
Net income (loss).......................................    $ (18,674)      $366,383     $(110,800)
                                                             ========       ========     =========
Net loss per common share before extraordinary item.....    $   (0.06)      $  (0.38)    $   (0.86)
                                                             ========       ========     =========
Net income (loss) per common share......................    $   (0.06)      $   2.65     $   (0.86)
                                                             ========       ========     =========
Weighted average shares outstanding.....................      300,000        138,442       127,899
                                                             ========       ========     =========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                              ADDITIONAL
                                       NUMBER OF    COMMON     PAID-IN      ACCUMULATED
                                        SHARES      STOCK      CAPITAL        DEFICIT        TOTAL
                                       ---------    ------    ----------    -----------    ---------
Balance at January 1, 1994...........   127,899      $128     $4,277,568    $(5,110,658)   $(832,962)
Net loss.............................        --        --             --       (110,800)    (110,800)
                                        -------      ----     ----------    -----------    ---------
Balance at December 31, 1994.........   127,899       128      4,277,568     (5,221,458)    (943,762)
Stock issued for debt and other
  obligations........................   172,101       172         34,248             --       34,420
Capital contributions resulting from
  obligations settled by shareholders
  on behalf of the Company...........        --        --         22,500             --       22,500
Net income...........................        --        --             --        366,383      366,383
                                        -------      ----     ----------    -----------    ---------
Balance at December 31, 1995.........   300,000       300      4,334,316     (4,855,075)    (520,459)
Net income (unaudited)...............        --        --             --        (18,674)     (18,674)
                                        -------      ----     ----------    -----------    ---------
Balance at September 30, 1996
  (unaudited)........................   300,000      $300     $4,334,316    $(4,873,749)   $(539,133)
                                        =======      ====     ==========    ===========    =========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                            STATEMENTS OF CASH FLOWS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          NINE MONTHS
                                                             ENDED              DECEMBER 31,
                                                         SEPTEMBER 30,     -----------------------
                                                             1996            1995          1994
                                                         -------------     ---------     ---------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)....................................    $ (18,674)      $ 366,383     $(110,800)
  Expenses paid through contributions of additional
     paid-in capital...................................           --          13,975        34,200
  Gain on conversion of debt to equity.................           --        (418,699)           --
  Gain on reduction of obligations.....................           --         (28,363)           --
  Increase (decrease) in accounts payable and taxes....       (5,628)            800         1,600
  Increase (decrease) in accrued interest..............       24,302          28,404            --
  Increase in stockholder advances.....................           --          37,500        75,000
                                                           ---------       ---------     ---------
          Net cash provided by operations..............           --              --            --
          Cash at beginning of period..................           --              --            --
                                                           ---------       ---------     ---------
          Cash at end of period........................    $      --       $      --     $      --
                                                           =========       =========     =========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                       NOTES TO THE FINANCIAL STATEMENTS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE A -- ORGANIZATION

     Sonoma Quicksilver Mines, Inc. was incorporated under the laws of the State of Nevada on June 10, 1940. The name was subsequently changed to Sonoma International (the "Company" or "Sonoma"). The Company had several failed business operations and since 1988 its only activity has been to search for a company or assets to acquire.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Income (loss) per share

     Income (loss) per share of common stock is based upon the weighted average number of common shares outstanding for all periods presented after giving retroactive effect to a one for two hundred reverse split of the Company's common stock (See Note H).

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Accounting Standards Not Yet Adopted

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement, or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. The Company expects to adopt SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's balance sheet or statement of operations.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

  Unaudited Period

     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

                              SONOMA INTERNATIONAL
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE C -- GOING CONCERN UNCERTAINTY

     Sonoma has been inactive for a number of years and its continued existence is in doubt. The Company has no assets to pay its current obligations or additional obligations arising from incidental administrative expenses and interest expenses.

     The Company plans to reduce its liabilities and acquire income producing assets through the issuance of additional stock and a merger with an operating partnership (Note H). The ability of the Company to continue in existence is dependent on the success of these plans.

NOTE D -- NOTES PAYABLE

     Notes payable consists of the following at December 31, 1995 and 1994:

                                                                            1995        1994
                                                                          --------    --------
Note payable dated June 12, 1991, due on demand to an individual bearing interest at 15% per annum; unsecured. Interest of $44,316 has been accrued through the settlement date. On September 27, 1995 a conditional settlement agreement was reached relieving Sonoma of the principal and accrued interest in exchange for 800,000 common shares of Sonoma. This settlement agreement is contingent upon Sonoma stock
  obtaining a market value and that the stock can be liquidated.........  $ 60,974    $ 60,974
Note payable to two individuals, due on demand and unsecured. Interest of $15,861 has been accrued through the settlement date. On July 25,
  1995, a conditional settlement agreement was reached releasing Sonoma of principal and accrued interest in exchange for 200,000 shares of the Company. This settlement agreement is contingent upon Sonoma stock
  obtaining a market value and that the stock can be liquidated.........    45,861      45,861
Note payable to an individual settled in September, 1995................        --       5,000
Note payable to Sunwest Bank, due on demand with interest accruing at
  10.5%; unsecured. Interest of $42,557 has been accrued through the settlement date. On September 7, 1995, a conditional settlement agreement was reached relieving Sonoma of the outstanding principal and accrued interest in exchange for a nominal cash amount and the issuance of 200,000 shares of Sonoma common stock. This settlement is conditioned upon Sonoma common stock being listed on the National
  Bulletin Board and having a market value and that the stock can be
  liquidated............................................................    43,556      43,556
Stockholders loans (see Notes E and F)..................................        --     406,945
Note payable to Garfield Bank, due on demand with interest accruing at
  16%; unsecured. Interest of $164,997 has been accrued through the settlement date. On September 8, 1995, a conditional settlement agreement had been reached relieving Sonoma of the principal amount owed and all accrued interest thereon conditioned on 850,000 shares of
  Sonoma common stock being transferred into the name of Garfield Bank
  (from other shareholders) and Sonoma common stock having a market
  value that can be liquidated..........................................   112,000     112,000
                                                                          --------    --------
Total notes payable.....................................................  $262,391    $674,336
                                                                          ========    ========

                              SONOMA INTERNATIONAL
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE E -- STOCKHOLDERS DEFICIT

     In 1995, the Company entered into numerous conditional settlement agreements with various creditors in an attempt to settle all long term debt of Sonoma. Many of the settlement agreements are in the form of debt relief in exchange for common stock of the Company and conditioned upon the Company's common stock being listed on the National Bulletin Board and having a market value so that the stock can be liquidated.

     On July 18, 1995, a settlement agreement was reached related to the unsecured 6% note payable that was in default with a former officer relieving Sonoma of the principal amount owed of $5,000 with $2,700 accrued interest, accounts payable of $22,000 with $7,335 of accrued interest by issuing 272,597 shares of Sonoma common stock.

     During the year ended December 31, 1995 Sonoma reached agreements with two shareholders who were prior officers of the Company to settle amounts due to them approximating $444,445 through the issuance of 33,347,553 of the Company's common stock.

     During the year ended December 31, 1995, Sonoma reached agreements with two individuals to settle amounts due to them approximating $8,800 through the transfer of 40,000 of the Company's common stock (transferred from other shareholders).

     Professional fees of $13,700 were paid on behalf of Sonoma by certain shareholders. These expenses paid on behalf of the Company were accounted for as contributions to additional paid-in capital.

NOTE F -- RELATED PARTY TRANSACTIONS

     From 1989 through December 31, 1995, officers of the Company paid expenses and/or liabilities of Sonoma. Additionally, officers of Sonoma were owed consulting fees from the Company for current and past services rendered. During the year ended December 31, 1995, Sonoma and the officers have agreed to settle the outstanding amounts owed to them of $444,445 through the issuance of common stock. See Note E.

NOTE G -- INCOME TAXES

     The Company generated negligible taxable income and/or net operating losses during the years ended December 31, 1995 and 1994. Any existing available net operating losses at December 31, 1995 would be lost upon consummation of the acquisition transaction described in Note H. At December 31, 1995, the Company has a deferred tax asset of approximately $86,000 relating to amounts deducted for financial reporting losses not deducted for income tax reporting purposes. This asset has a valuation allowance recorded against it due to the uncertainty of generating future taxable income. There was no significant change in the valuation allowance from 1994.

NOTE H -- SUBSEQUENT EVENT

     As of September 12, 1996, the Company entered into an agreement (the "Agreement") with Clear Creek Investments, LLC, a Kentucky Limited Liability Company ("Clear Creek"), and holders of the limited partnership interests in Jamestown Resort & Marina, Ltd, a Kentucky limited partnership ("JRML"). JRML owns a resort and marina located on the Cumberland Lake in south central Kentucky.

     The Agreement requires the transfer and assignment to Sonoma of JRML's general partner and all limited partnership interests. There are several conditions to closing including the delivery to the Company of an appraisal which states that the assets of JRML as of the date of the appraisal have a fair market value of not less than $10,000,000. That appraisal has been delivered to the Company. In addition, the Agreement requires that the Company effect a one for two hundred reverse split, leaving 300,000 shares issued and outstanding, and issue 1,700,000 shares to Clear Creek and affiliated and related entities or individuals for the

                              SONOMA INTERNATIONAL
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

acquisition of JRML. The financial statements, including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the common stock reverse split and the revised authorized number of common shares on a retroactive basis.

NOTE I -- EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (unaudited)

     On December 9, 1996, the transaction described in Note H was consummated as described.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
Jamestown Resort & Marina, Ltd.

     We have audited the accompanying balance sheets of Jamestown Resort & Marina, Ltd. (a Kentucky Limited Partnership) as of December 31, 1995 and 1994, and the related statements of operations, partners' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamestown Resort & Marina, Ltd. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note C to the financial statements, the Partnership has incurred losses since its inception and at December 31, 1995, its current liabilities exceeded current assets by approximately $6,733,000. These factors raise substantial doubt as to the Partnership's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING, BURNS & COMPANY, P.C.

Dallas, Texas
September 6, 1996

                        JAMESTOWN RESORT & MARINA, LTD.
                                 BALANCE SHEETS

   SEPTEMBER 30, 1996 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                                                   DECEMBER 31,
                                                                          SEPTEMBER 30,     ---------------------------
                                                                              1996             1995            1994
                                                                          -------------     -----------     -----------
                                                                           (UNAUDITED)
CURRENT ASSETS
  Cash..................................................................   $    13,363      $     9,628     $     3,584
  Escrow funds..........................................................        46,897           26,673          43,262
  Receivables:
    Trade (net of allowance for doubtful accounts of $3,876 in 1996,
      1995 and 1994)....................................................       109,933           47,653          46,799
    Other...............................................................       151,906           34,199          23,111
  Inventory.............................................................        78,271           75,400          82,311
  Prepaid expenses......................................................        38,872           46,456          71,919
                                                                           -----------      -----------     -----------
         Total current assets...........................................       439,242          240,009         270,986
                                                                           -----------      -----------     -----------
PROPERTY AND EQUIPMENT
  Buildings and improvements............................................     2,197,989        2,352,561       2,249,862
  Land improvements.....................................................        79,962           79,737          73,623
  Docks and floating buildings..........................................     7,200,353        7,180,728       6,957,013
  Boats and improvements................................................       813,355          782,105         717,688
  Furnishings, fixtures and equipment...................................     1,764,425        1,640,722       1,521,580
  Houseboats and pontoons under capital lease...........................     1,363,649        1,373,649       1,373,649
  Computers under capital lease.........................................       161,734          161,734         161,734
  Vehicles..............................................................        22,482           22,482          20,642
  Construction in progress..............................................       374,963          240,931         148,931
                                                                           -----------      -----------     -----------
                                                                            13,978,912       13,834,649      13,224,722
Less accumulated depreciation and amortization..........................     4,404,629        3,987,745       3,403,036
                                                                           -----------      -----------     -----------
Net property and equipment..............................................     9,574,283        9,846,904       9,821,686
                                                                           -----------      -----------     -----------
OTHER ASSETS
  Deferred loan fees, net of accumulated amortization of $53,782 in 1996
    and $11,827 in 1995.................................................       379,820          106,438              --
                                                                           -----------      -----------     -----------
  Goodwill, net of accumulated amortization of $179,643, $165,825 and
    $147,400............................................................       557,357          571,175         589,600
                                                                           -----------      -----------     -----------
         Total other assets.............................................       937,177          677,613         589,600
                                                                           -----------      -----------     -----------
         TOTAL ASSETS...................................................   $10,950,702      $10,764,526     $10,682,272
                                                                           ===========      ===========     ===========

                                           LIABILITIES AND PARTNER'S DEFICIT

CURRENT LIABILITIES
  Current portion of long-term debt (including $2,920,277, $3,410,277
    and $2,206,239 to related parties)..................................  3$,457,920...     $ 3,819,067     $10,622,738
  Current portion of obligations under capital leases...................            --          198,391         203,793
  Accounts payable......................................................       344,094          188,555         274,790
  Accrued interest (including $492,026, $272,272 and $53,662 to related
    parties)............................................................       534,015        1,246,452         795,946
  Accrued liabilities...................................................       209,892          141,387         249,313
  Security deposits.....................................................        25,560           29,074          34,458
  Deferred revenue......................................................       306,382          633,190         531,411
  Accrued management fees -- related party..............................       759,356          581,301         458,006
  Accrued guarantee fees -- related party...............................        75,000           60,000          40,000
  Deferred gain on sale leaseback.......................................            --           75,800          81,905
                                                                           -----------      -----------     -----------
         Total current liabilities......................................     5,712,219        6,973,217      13,292,360
                                                                           -----------      -----------     -----------
LONG-TERM LIABILITIES
  Long-term debt........................................................     6,899,881        7,421,234         211,577
  Long-term portion of obligations under capital leases.................            --          417,638         614,838
                                                                           -----------      -----------     -----------
         Total long-term liabilities....................................     6,899,881        7,838,872         826,415
                                                                           -----------      -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes C, D, E, F, G, H, K and L)
PARTNERS' DEFICIT.......................................................    (1,661,398)      (4,047,563)     (3,436,503)
                                                                           -----------      -----------     -----------
TOTAL LIABILITIES AND PARTNERS' DEFICIT.................................   $10,950,702      $10,764,526     $10,682,272
                                                                           ===========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                        JAMESTOWN RESORT & MARINA, LTD.
                            STATEMENTS OF OPERATIONS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         NINE MONTHS
                                                            ENDED          YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,     -------------------------
                                                            1996             1995           1994
                                                        -------------     ----------     ----------
                                                         (UNAUDITED)
REVENUES
  Slip fees...........................................   $   929,990      $1,168,041     $  997,195
  Boat rental.........................................       694,093         748,941        753,835
  Lodge...............................................       619,728         683,251        677,905
  Fuel................................................       529,671         531,120        488,485
  Convenience store and merchandise...................       342,757         381,123        340,724
  Restaurant..........................................       341,547         372,473        349,001
  Other...............................................        83,316         135,073         76,662
                                                         -----------      ----------     ----------
          Total revenues..............................     3,541,102       4,020,022      3,683,807
                                                         -----------      ----------     ----------
COST OF REVENUES
  Slip................................................       102,356         165,634        129,395
  Boat rental.........................................       245,247         396,916        439,154
  Lodge...............................................       191,867         235,082        209,793
  Fuel................................................       356,606         351,029        310,084
  Convenience store and merchandise...................       267,691         288,498        269,061
  Restaurant..........................................       267,162         329,982        276,638
  Other...............................................        72,449         109,350         79,986
                                                         -----------      ----------     ----------
          Total cost of revenues......................     1,503,378       1,876,491      1,714,111
                                                         -----------      ----------     ----------
GROSS PROFIT..........................................     2,037,724       2,143,531      1,969,696
SELLING, GENERAL AND ADMINISTRATIVE (including related
  party amounts for management and guarantee fees of
  $177,055, $220,540 and $205,229)....................       995,146       1,278,390      1,089,981
AMORTIZATION OF GOODWILL..............................        55,774          30,252         18,426
DEPRECIATION AND AMORTIZATION.........................       325,060         578,603        617,499
                                                         -----------      ----------     ----------
INCOME FROM OPERATIONS................................       661,744         256,286        243,790
INTEREST EXPENSE (including interest to related
  parties of $219,754, $260,716 and $214,724).........       736,738         867,346        749,823
                                                         -----------      ----------     ----------
NET LOSS BEFORE EXTRAORDINARY ITEMS...................       (74,994)     $ (611,060)    $ (506,033)
EXTRAORDINARY ITEMS
  Gain on extinguishment of debt......................     2,461,159              --             --
                                                         -----------      ----------     ----------
NET INCOME (LOSS).....................................   $ 2,386,165      $ (611,060)    $ (506,033)
                                                         ===========      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                        JAMESTOWN RESORT & MARINA, LTD.
                   STATEMENT OF CHANGES IN PARTNERS' DEFICIT

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                SPECIAL
                                                   GENERAL      LIMITED     LIMITED
                                                   PARTNER      PARTNERS    PARTNERS       TOTAL
                                                 -----------    --------    --------    -----------
Deficit at January 1, 1994.....................  $(2,913,099)   $(17,371)     $ --      $(2,930,470)
Net loss for the year ended December 31,
  1994.........................................     (506,033)         --        --         (506,033)
                                                 -----------    --------       ---      -----------
Deficit at December 31, 1994...................   (3,419,132)    (17,371)       --       (3,436,503)
Net loss for the year ended December 31,
  1995.........................................     (611,060)         --        --         (611,060)
                                                 -----------    --------       ---      -----------
Deficit at December 31, 1995...................   (4,030,192)    (17,371)       --       (4,047,563)
Net income for the nine months ended September
  30, 1996 (unaudited).........................    2,386,165          --        --        2,386,165
                                                 -----------    --------       ---      -----------
Deficit at September 30, 1996 (unaudited)......  $(1,644,027)   $(17,371)     $ --      $(1,661,398)
                                                 ===========    ========       ===      ===========

   The accompanying notes are an integral part of these financial statements.

                        JAMESTOWN RESORT & MARINA, LTD.
                            STATEMENTS OF CASH FLOWS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                             1996              1995         1994
                                                       -----------------    ----------    ---------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)...................................    $ 2,386,165       $ (611,060)   $(506,033)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Gain on extinguishment of debt...................     (2,461,159)              --           --
     Depreciation and amortization of fixed assets....        325,060          578,603      617,499
     Amortization of goodwill.........................         55,774           30,252       18,426
     Amortization of deferred gain on sale
       leaseback......................................        (75,800)          (6,105)      (6,105)
     Changes in assets and liabilities:
       Decrease (increase) in escrow funds............        (20,224)          16,589       41,409
       Decrease (increase) in trade receivables.......        (62,280)            (854)      (3,478)
       Decrease (increase) in other receivables.......       (117,707)         (11,088)      57,620
       Decrease (increase) in inventory...............         (2,871)           6,911       (7,279)
       Decrease (increase) in prepaid expenses........          7,584           25,463        6,950
       Increase (decrease) in accounts payable........        155,539          (86,235)     152,403
       Increase (decrease) in accrued interest........        242,088          450,506      357,236
       Increase (decrease) in accrued liabilities.....         68,505         (107,927)      94,807
       Increase (decrease) in security deposits.......         (3,514)          (5,384)      (8,447)
       Increase (decrease) in deferred revenue........       (326,808)         101,779       46,890
       Increase (decrease) in accrued guarantee
          fees........................................         15,000           20,000       20,000
       Increase (decrease) in accrued management
          fees........................................        178,055          123,295       84,943
                                                          -----------       ----------    ---------
          Net cash provided by operating activities...        363,407          524,745      966,841
                                                          -----------       ----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.................       (144,263)        (603,820)    (711,802)
                                                          -----------       ----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank and related party loans..........      7,897,626        1,250,700           --
  Repayments of borrowings............................     (7,169,482)        (844,715)    (152,884)
  Repayments of obligation under capital lease........       (616,029)        (202,601)    (189,195)
  Organization and loan costs.........................       (321,164)        (118,265)          --
                                                          -----------       ----------    ---------
          Net cash provided (used) by financing
            activities................................       (215,409)          85,119     (342,079)
                                                          -----------       ----------    ---------
NET INCREASE (DECREASE) IN CASH.......................          3,735            6,044      (87,040)
  Cash at beginning of the period.....................          9,628            3,584       90,624
                                                          -----------       ----------    ---------
  Cash at end of the period...........................    $    13,363       $    9,628    $   3,584
                                                          ===========       ==========    =========
SUPPLEMENTAL DISCLOSURES
  Cash paid during the period for interest............    $   454,715       $  430,908    $ 411,592
                                                          ===========       ==========    =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  Assumption of debt in connection with the purchase
     of property and equipment........................    $        --       $       --    $ 520,019
                                                          ===========       ==========    =========

   The accompanying notes are an integral part of these financial statements.

                         JAMESTOWN RESORT & MARINA, LTD
                         NOTES TO FINANCIAL STATEMENTS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE A -- ORGANIZATION

  General

     Jamestown Resort & Marina, Ltd. (the "Partnership") is a limited partnership organized under the laws of the State of Kentucky by Jamestown Resort & Marina, Inc. ("JRMI"), the general partner, on November 1, 1987. The Partnership owns a resort and marina facility near Jamestown, Kentucky on Lake Cumberland.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Statement of Cash Flows

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original of 3 months or less when purchased.

  Inventory

     Inventory is stated at the lower of cost or market and consists of food, beverages, clothing, fuel and boat parts. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

  Property and Equipment

     Property and equipment are stated at cost. The Partnership provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under capital leases are amortized using the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related lives are as follows:

                                                                                   LIFE IN
                                     MAJOR CLASS                                    YEARS
    -----------------------------------------------------------------------------  -------
    Docks, floating buildings and buildings on land..............................    31.5
    Houseboats and pontoons......................................................    20.0
    Land improvements............................................................    15.0
    Signage......................................................................    10.0
    Furnishings..................................................................     7.0
    Computers under capital lease................................................     5.0

     Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

  Goodwill

     Goodwill relates to the original purchase of the marina and the U.S. Army Corps of Engineers lease and represents the excess of cost over fair value of net assets acquired which is being amortized using the straight-line method over 40 years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the undiscounted value of the projected future net earnings in evaluating the value of goodwill. If the undiscounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value. Management also considers the appraised value of the marina facility in evaluating goodwill.

  Deferred Loan Fees

     Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

  Revenue Recognition

     Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Income Taxes

     Taxable income or loss of the Partnership is allocated to the partners in accordance with the provisions of the Partnership agreement. The Partnership qualifies as a limited partnership and as such, Federal income taxes accrue to the partners rather than to the Partnership. Accordingly, the accompanying statements of operations of the Partnership include no provision for income taxes.

  Other

     Advertising costs are expensed as incurred and amounted to $58,000 and $43,000 in 1995 and 1994, respectively.

  Unaudited Period

     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

NOTE C -- GOING CONCERN UNCERTAINTY

     As reflected in the statements of operations, the Partnership incurred net losses of approximately $611,000 and $506,000 in 1995 and 1994, respectively. At December 31, 1995, current liabilities exceed current assets by approximately $6,733,000. These factors, among others, raise substantial doubt as to the Partnership's ability to continue as a going concern.

     Management has been successful in the past in negotiating delays in the payment of the Company's loans and was successful in refinancing the mortgage debt (Notes F and L) and paid off the obligations under the capital leases subsequent to December 31, 1995 (Note L). Management is also in the process of merging with a public shell (Note L), and has plans to raise sufficient additional capital in the public market after the merger to pay off certain of the short and long term debt and to provide additional liquidity to fund operations and growth.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Partnership to continue as a going concern.

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE D -- DEVELOPMENT AGREEMENT WITH THE TRANSPORTATION CABINET OF THE
          COMMONWEALTH OF KENTUCKY

     The Partnership and the Transportation Cabinet of the Commonwealth of Kentucky ("Transportation Cabinet") are parties to an agreement for development of the marina facilities. The Partnership agreed to construct a new resort and marina and the Transportation Cabinet agreed to construct an extension of Kentucky Highway 92 to the island upon which the Partnership constructed its lodge.

     The Partnership agreed to pay the Transportation Cabinet one percent of the gross revenues received by the Partnership from the resort and marina facilities in perpetuity. The fees under the agreement totaled $40,000 in 1995 and $37,000 in 1994.

NOTE E -- LEASE RIGHTS

     The Partnership leases approximately 290 acres of land and water from the U.S. Army Corps of Engineers. The lease has a 25-year term beginning January 1, 1988 with an option for a 25-year extension which has been exercised. Rental amounts due under the lease are contingent upon a variety of factors, primarily gross revenues. Rent expense was $70,000 in 1995 and $64,000 in 1994.

NOTE F -- NOTES PAYABLE AND LONG-TERM DEBT

                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                      1995             1994
                                                                   -----------     ------------
Mortgage.........................................................  $ 7,194,005     $  7,944,005
Demand Note (related party)......................................    1,852,777        1,846,239
General Partner note.............................................    1,197,500               --
Limited Partner notes............................................      360,000          360,000
Paddleboat notes.................................................      209,736          270,066
Yacht Club note..................................................      223,624          227,041
Executive Boats note.............................................      159,671          186,964
Generators note..................................................       42,988               --
                                                                   -----------     ------------
                                                                    11,240,301       10,834,315
Less current maturities..........................................   (3,819,067)     (10,622,738)
                                                                   -----------     ------------
Long-term portion................................................  $ 7,421,234     $    211,577
                                                                   ===========     ============

     Mortgage. On December 31, 1988 the Partnership entered into two notes with banks to finance the resort and marina project. The first note was for $5,625,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $53,568 and interest at a rate of 11%, adjusted to 3% above the weekly auction average rate of T-Securities, with a 3 year maturity on November 1. The second note was for $2,375,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $6,000 and interest at a rate of 1% over the Base Lending rate as defined. Both notes were secured by Partnership property. Thereafter, the Partnership defaulted on the notes, and the bank became insolvent. The loan was subsequently assumed by the Resolution Trust Corporation ("RTC"). The note was consolidated with several other notes and sold to a second bank in March, 1993.

     Accrued interest was $748,240 and $708,240 at December 31, 1995 and 1994, respectfully.

     On August 11, 1995, The Partnership entered into a written agreement with the second bank whereby the notes held could be paid off by the Partnership for $6,100,000, plus accrued interest of $240,000. The amount was refinanced on January 29, 1996 (Note L). The classification of the note payable (long-term and short-

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

term portions) is based on the refinanced terms. This agreement was conditional on the ability of the Partnership to make an initial payment of $1,000,000 at the closing of the loan modification and being able to repay the remaining $5,100,000 by May 1, 1996. The Partnership made a payment of $750,000 on September 1995. These funds were obtained from related parties and bear interest at 10%. The remaining $250,000 was rolled over into the final settlement. See Note L.

     Demand Note. The Partnership originally entered into a note agreement with a bank for $2,000,000 on November 16, 1989, at 1 1/2% over the prime lending rate which was collateralized by a second mortgage on the assets of the Partnership and by certain items of the Webb Family Trust, an entity related to the general partner. A 1% guarantee amount based on the outstanding balance is payable to the Webb Family Trust as compensation for pledging its collateral (See Note H). The Partnership defaulted on the note several times and on January 15, 1993 the note was converted to a demand note. In March 1994, the Partnership again defaulted under the terms of the note and the Webb Family Trust collateral was liquidated by the bank to satisfy the note. The Partnership subsequently became obligated to the Webb Family Trust under the same terms as the demand note.

     General Partner Loans. The Webb Family Trust loaned the Partnership $477,500 at various dates in 1995 and $750,000 in September 1995 at 10% under a promissory note entered into on August 10, 1995. The note matured on May 1, 1996 and is due on demand.

     Limited Partner Loans. On March 6, 1992, loans totaling $360,000 were made by limited partners at 1% plus prime for operating shortfalls and capital improvements. The notes are payable on demand. The notes may be extended each year for a fee of 1% of the note balance.

     Paddleboat. Webb Cruise Lines, Inc. (WCL) an entity controlled by the general partner originally purchased the Jamestown Queen, a paddleboat, by obtaining financing from two banks. On April 21, 1989 WCL entered into the first note with a bank for $325,000. On October 30, 1994 the note was renewed for $251,303 at 2% plus prime maturing on April 30, 2000. The note requires monthly payments of $5,309 of principal and interest. The loan is collateralized by five shares (5.6%) of the limited Partnership units, the Paddleboat and guaranteed by the Webb Family Trust. On May 8, 1989, WCL entered into a 13.5% variable note with a second bank amounting to $75,000 with interest and principal due on June 22, 1995. The Partnership paid a monthly rent of $7,260 to WCL for the use of the boat. The Partnership assumed both notes and title of the boat from WCL in May 1994 for the balance of both notes of $282,346 which approximated the fair value of the Paddleboat.

     Yacht Club. Webb Lexington Ventures, Inc., an entity controlled by the general partner, entered into a 11% mortgage note with a bank for $278,000 to purchase the Yacht Club. The note matures on July 1, 1996 and interest is payable quarterly in October, January, April and July. Principal payments consist of two installments, $23,757 on January 1, 1996 and $200,000 on July 1, 1996. The note is collateralized by the property of the general partner. The Yacht Club was acquired by the Partnership by assuming the note, which approximated the fair market value of the Yacht Club.

     Executive Boats. On February 8, 1990, the Partnership entered into a note with a bank to finance its executive boats and is collateralized by the two houseboats. The note was renewed on October 30, 1995 and provides for monthly principal payments of $4,000 and interest at 11% and matures on October 28, 1999.

     Generators. On May 26, 1995, the Partnership entered into a note with a bank for $53,200 at a fixed rate of 10.5% maturing on October 1, 1997. The note is collateralized by 12 boat generators. Interest and principal of $3,000 are paid monthly beginning on July 1, 1995 through October 1, 1995. Payments will resume each year on March 1 through October 1.

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     Aggregate maturities of long-term debt at December 31, 1995 are as follows:

                1996............................................  $ 3,819,067
                1997............................................      217,870
                1998............................................      217,425
                1999............................................      234,021
                2000............................................      173,393
                Thereafter......................................    6,578,525
                                                                  -----------
                          Total.................................  $11,240,301
                                                                  ===========

NOTE G -- OBLIGATIONS UNDER CAPITAL LEASES

     The Partnership leases certain boats and computer equipment under capital leases. In 1991, the Partnership sold 25 houseboats and 20 pontoon boats for $1,374,000 to a bank and subsequently leased back the boats under a capital lease. In connection with this sale and lease-back transaction, the Partnership recorded a deferred gain of $104,000. This gain is being amortized as a offset to amortization expense over the term of the lease. The lease term is for six years and monthly payments of $30,000 are required from March through October of each year. The lease also has a purchase option of $202,000 at the end of the lease. The Partnership entered into a sale and leaseback transaction for computer equipment in 1990 for $161,000. The computer lease matured in 1994. The Partnership is required to pay future minimum payments related to these leases as follows:

                                                                             AMOUNT
                                                                            --------
        1996..............................................................  $239,710
        1997..............................................................   443,938
                                                                            --------
                                                                             683,648
        Amount representing interest......................................   (67,619)
                                                                            --------
        Present value of net minimum lease payments.......................   616,029
        Current portion...................................................   198,391
                                                                            --------
                  Total...................................................  $417,638
                                                                            ========

     The weighted average interest rate on the capital leases approximates 10% at December 31, 1995.

     Accumulated amortization for leased boats and computer equipment at December 31, 1995 and 1994 was $456,000 and $384,000 , respectively. Amortization expense, net of the deferred gain amortization of $6,000 each year, for the leased boats and computer equipment was approximately $65,000 and $95,000 during 1995 and 1994, respectively.

     In connection with the boat lease, the bank requires a monthly deposit of $3,761 into an escrow account for repairs and maintenance of the boats. This account has a balance of approximately $26,000 and $43,000, at December 31, 1995 and 1994, respectively, which is included in escrow funds in the accompanying balance sheets.

NOTE H -- RELATED PARTY TRANSACTIONS

     The general partner has a management agreement with the Partnership to provide management services to the Partnership for a fee equal to 5% of the annual gross revenues. Such fee is payable to the general partner at a rate $4,000 per month, plus direct costs and expenses associated with its management of the Partnership. The remainder of the fee is accrued. Accrued management fees at 1995 and 1994 were $581,000 and

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

$458,000, respectively. Management fees paid in 1995 and 1994 were $48,000 and management fee expense was $201,000 and $185,000, respectively.

     The general partner guaranteed the Demand Note (Note F) and receives as compensation a fee of 1% of the outstanding note balance annually. Such fee amounted to $20,000 during 1995 and 1994, respectively. The accrued guarantee fee was $60,000 and $40,000 at December 31, 1995 and 1994, respectively.

     Accrued interest due to the partners was $272,000 and $54,000 at December 31, 1995 and 1994, respectively. Interest expense payable to related parties was $261,000 and $215,000 during 1995 and 1994, respectively.

     Accounts receivable (other) of $25,000 at December 31, 1995 and 1994, from related parties, are recorded as a reduction of accrued management fees and are primarily for reimbursable expenses.

     The Partnership rents a portion of land to the general partner for $441 per year.

     Also see Note F.

NOTE I -- PARTNERSHIP AGREEMENT

     The general partner is required to manage the affairs of the Partnership but is not required to make a capital contribution for its interest in the Partnership. For Federal income tax purposes, the special limited partners received an assigned value of $200,000 (equivalent to eight units) for contributing their interest in the Sale and Purchase Agreement with Jamestown Dock, Inc. Eighty units had been sold to limited partners.

     The special limited and limited partners are entitled to an annual Preference Payment of 10% of their capital contributions to the extent that cash flow exceeds operating expenses, debt service and funds set aside in a working capital reserve. All unpaid Preference Payments accumulate and may be paid in future years out of available cash flow. Remaining cash flow, after the Preference Payment, is distributable to the limited partners and to the general partner in proportion to their interests in partnership profits. No cash distributions have been made to the partners. Accumulated but unpaid Preference Payments totaled $1,372,917 at December 31, 1995 and $1,152,917 at December 31, 1994 (Note L).

     The net loss for the years ended December 31, 1995 and 1994 was allocated in accordance with the Partnership Agreement. No loss is allocated to the special limited partners because of their nil capital account balances. In accordance with the Partnership agreement, limited partners are allocated 80% of net losses to the extent that they have positive capital account balances, and the general partner is allocated the remaining loss.

NOTE J -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash and escrow funds, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

                         JAMESTOWN RESORT & MARINA, LTD
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     The carrying amount and fair value of notes payable and long-term debt (excluding capital leases) are as follows:

                                                                      DECEMBER 31, 1995
                                                                  -------------------------
                                                                   CARRYING         FAIR
                                                                    AMOUNT         VALUE
                                                                  ----------     ----------
    Mortgage debt...............................................  $7,194,000     $5,350,000
    Demand note.................................................   1,853,000      1,853,000
    Variable rate debt..........................................     570,000        570,000
    Other current debt..........................................   1,677,000      1,677,000

NOTE K -- CONTINGENT LIABILITIES

     In the normal course of its business, the Partnership is subject to litigation. Management of the Partnership, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Partnership's financial position.

NOTE L -- SUBSEQUENT EVENTS

     On January 29, 1996, the Partnership entered into a loan agreement for $6,300,000 maturing on February 1, 2001. The agreement requires monthly payments of principal and interest at a variable rate equal to the commercial paper rate plus 4.25%. Proceeds of $5,800,000 was used to settle the $5,631,000 mortgage note described in Note F, and $678,000 was used to settle the boat lease obligation (Note F) and related loan origination fees. Other short term borrowings were obtained to finance the difference between amounts paid and the $5,800,000 proceeds used from the $6,300,000 loan agreement. On March 28, 1996 the remaining $500,000 was drawn on the note. The balance due on the note at June 30, 1996 was $6,261,000.

     As of September 12, 1996, the Partnership, by consent of the JRMI and the limited partners, entered into an agreement (the "Agreement") with Sonoma International ("Sonoma"), a public company with no operations. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of JRMI and all limited partnership interests in exchange for 1,700,000 shares of common stock of Sonoma. There are several conditions to closing including the delivery to Sonoma of an appraisal which states that the assets of the Partnership, as of the date of the appraisal, have a fair market value of not less than $10,000,000. That appraisal has been delivered to Sonoma. The agreement incorporates the payment of the preference payments due (Note I) through the issuance of shares of Sonoma.

NOTE M -- EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR
          (unaudited)

     On December 9, 1996, the transaction described in Note L was consummated as described.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Key West Conch Harbor, Inc.

     We have audited the accompanying balance sheets of Key West Conch Harbor, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key West Conch Harbor, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses since its inception and at December 31, 1995, its current liabilities exceeded current assets by approximately $2,107,802. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING, BURNS & COMPANY, P.C.

Dallas, Texas
October 18, 1996

                          KEY WEST CONCH HARBOR, INC.
                                 BALANCE SHEETS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                             SEPTEMBER 30,           DECEMBER 31,
                                                             -------------     -------------------------
                                                                 1996             1995           1994
                                                             -------------     ----------     ----------
                                                              (UNAUDITED)
CURRENT ASSETS
  Cash.....................................................   $   440,533      $   20,899     $    3,657
  Receivables..............................................        10,465           6,452          8,859
  Notes receivable.........................................       500,000              --             --
  Inventory................................................        24,264           8,716             --
  Prepaid expenses and other...............................        30,370          13,859            500
                                                               ----------      ----------     ----------
          Total current assets.............................     1,005,632          49,926         13,016
                                                               ----------      ----------     ----------
PROPERTY AND EQUIPMENT
  Land.....................................................     1,816,298       1,810,818      1,786,640
  Land improvements........................................       187,740         121,805        101,265
  Docks....................................................     1,105,557         788,016        443,711
  Fuel Tanks...............................................       155,994          72,609             --
  Furniture, fixtures and equipment........................        48,837          20,178            550
  Construction in progress.................................         3,210         171,233             --
                                                               ----------      ----------     ----------
                                                                3,317,636       2,984,659      2,332,166
Less accumulated depreciation and amortization.............       114,885          70,717         29,719
                                                               ----------      ----------     ----------
Net property and equipment.................................     3,202,751       2,913,942      2,302,447
                                                               ----------      ----------     ----------
OTHER ASSETS
  Deferred loan fees, net of accumulated amortization of
     $10,673, $5,761 and $1,002............................        58,948          16,712         13,545
                                                               ----------      ----------     ----------
          Total other assets...............................        58,948          16,712         13,545
                                                               ----------      ----------     ----------
          TOTAL ASSETS.....................................   $ 4,267,331      $2,980,580     $2,329,008
                                                               ==========      ==========     ==========
                                 LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current portion of long-term debt (including $196,041,
     $378,584 and $148,700 to related parties).............   $   299,041      $1,928,584     $1,248,700
  Accounts payable.........................................         2,423          23,897         71,792
  Accrued interest (including $46,241, $110,405 and $71,798
     to related parties)...................................       162,467         137,354         71,798
  Accrued liabilities......................................        39,329          48,633         55,293
  Security deposits........................................        29,500              --         10,000
  Deferred revenue.........................................        17,665          19,260             --
                                                               ----------      ----------     ----------
          Total current liabilities........................       550,425       2,157,728      1,457,583
                                                               ----------      ----------     ----------
LONG-TERM LIABILITIES
Long-term debt, net of current maturities (including
  $673,959, $908,711 and $990,800 to related parties)......     3,845,695       1,108,711        990,800
                                                               ----------      ----------     ----------
          Total long-term liabilities......................     3,845,695       1,108,711        990,800
                                                               ----------      ----------     ----------
COMMITMENTS AND CONTINGENCIES (Notes C, D, G and H)
STOCKHOLDERS' DEFICIT
  Common stock; $10 par value; 100 shares authorized,
     issued and outstanding................................         1,000           1,000          1,000
  Additional paid-in capital...............................       209,223              --             --
  Accumulated deficit......................................      (339,012)       (286,859)      (120,375)
                                                               ----------      ----------     ----------
          Total stockholders' deficit......................      (128,789)       (285,859)      (119,375)
                                                               ----------      ----------     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT......   $ 4,267,331      $2,980,580     $2,329,008
                                                               ==========      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                            STATEMENTS OF OPERATIONS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                            YEARS ENDED DECEMBER
                                                     NINE MONTHS ENDED               31,
                                                       SEPTEMBER 30,       -----------------------
                                                           1996              1995          1994
                                                     -----------------     ---------     ---------
                                                        (UNAUDITED)
REVENUES
  Slip fees........................................     $   226,824        $ 143,442     $  73,715
  Lease income from related party..................              --               --        92,675
  Fuel.............................................         893,209          507,914            --
  Other............................................          27,668            2,557            --
                                                        -----------        ---------     ---------
          Total revenues...........................       1,147,701          653,913       166,390
                                                        -----------        ---------     ---------
COST OF REVENUES
  Slip.............................................           9,288           10,981        11,091
  Fuel.............................................         744,515          372,660            --
                                                        -----------        ---------     ---------
          Total cost of revenues...................         753,803          383,641        11,091
                                                        -----------        ---------     ---------
GROSS PROFIT.......................................         393,898          270,272       155,299
SELLING, GENERAL AND ADMINISTRATIVE................         133,605          152,007        60,478
DEPRECIATION AND AMORTIZATION......................          70,203           45,757        30,721
                                                        -----------        ---------     ---------
INCOME FROM OPERATIONS.............................         190,090           72,508        64,100
INTEREST EXPENSE (including interest to related
  parties of $66,014, $94,350 and $91,800).........         242,243          238,992       184,475
                                                        -----------        ---------     ---------
NET INCOME (LOSS)..................................     $    52,153        $(166,484)    $(120,375)
                                                        ===========        =========     =========
Net loss per common share..........................     $      (521)       $  (1,665)    $  (1,204)
                                                        ===========        =========     =========
Weighted average shares outstanding................             100              100           100
                                                        ===========        =========     =========

   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                               COMMON STOCK      ADDITIONAL
                                             ----------------     PAID-IN      ACCUMULATED
                                             SHARES    AMOUNT     CAPITAL        DEFICIT        TOTAL
                                             ------    ------    ----------    -----------    ---------
Balance at January 1, 1994.................    100     $1,000     $      --     $      --     $   1,000
Net loss for the year ended December 31,
  1994.....................................     --         --            --      (120,375)     (120,375)
                                               ---     ------     ---------     ---------     ---------
Balance at December 31, 1994...............    100      1,000            --      (120,375)     (119,375)
Net loss for the year ended December 31,
  1995.....................................     --         --            --      (166,484)     (166,484)
                                               ---     ------     ---------     ---------     ---------
Balance at December 31, 1995...............    100      1,000            --      (286,859)     (285,859)
Net loss for the nine months ended
  September 30, 1996 (unaudited)...........     --         --            --       (52,153)      (52,153)
Contribution of capital (unaudited)........     --         --       209,223            --       209,223
                                               ---     ------     ---------     ---------     ---------
Balance at September 30, 1996
  (unaudited)..............................    100     $1,000     $ 209,223     $(339,012)    $(128,789)
                                               ===     ======     =========     =========     =========

   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                            STATEMENTS OF CASH FLOWS

             NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    NINE MONTHS ENDED     YEARS ENDED DECEMBER 31,
                                                      SEPTEMBER 30,       -------------------------
                                                          1996              1995           1994
                                                    -----------------     ---------     -----------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss........................................     $   (52,153)       $(166,484)    $  (120,375)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
  Depreciation and amortization...................          65,291           40,998          29,719
  Amortization of deferred loan fees..............           4,912            4,759           1,002
  Changes in assets and liabilities:
  Receivables.....................................          (4,013)           2,407          (8,859)
  Inventory.......................................         (15,548)          (8,716)             --
  Prepaid expenses and other......................         (16,511)         (13,359)           (500)
  Notes receivable................................        (500,000)              --              --
  Accounts payable................................         (21,474)         (47,895)         71,792
  Accrued interest................................          25,113           65,556          71,798
  Accrued liabilities.............................          (9,304)          (6,660)         55,293
  Security deposits...............................          29,500          (10,000)         10,000
  Deferred revenue................................          (1,595)          19,260              --
                                                       -----------        ---------     -----------
          Net cash provided (used) by operating
            activities............................        (495,782)        (120,134)        109,870
                                                       -----------        ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.............        (332,977)        (652,493)     (2,332,166)
                                                       -----------        ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank and related party loans......       1,666,392          797,795       2,239,500
  Repayments of borrowings........................        (580,074)              --              --
  Organization and loan costs.....................         (47,148)          (7,926)        (14,547)
  Proceeds from capital contributions.............         209,223               --              --
  Proceeds from issuance of common stock..........              --               --           1,000
                                                       -----------        ---------     -----------
          Net cash provided by financing
            activities............................       1,248,393          789,869       2,225,953
                                                       -----------        ---------     -----------
NET INCREASE IN CASH..............................         419,634           17,242           3,657
Cash at beginning of the period...................          20,899            3,657              --
                                                       -----------        ---------     -----------
Cash at end of the period.........................     $   440,533        $  20,899     $     3,657
                                                       ===========        =========     ===========
SUPPLEMENTAL DISCLOSURES
Cash paid during the period for interest..........     $   217,130        $ 248,141     $   112,674
                                                       ===========        =========     ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
Assumption of debt in connection with the purchase
  of property and equipment.......................     $   332,977        $ 652,493     $ 2,332,166
                                                       ===========        =========     ===========

   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE A -- ORGANIZATION

  General

     Key West Conch Harbor, Inc. (the "Company") is a S-Corporation, incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Statement of Cash Flows

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

  Inventory

     Inventory is stated at the lower of cost or market and consists of fuel. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

  Property and Equipment

     Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related useful lives are as follows:

                                                                               LIFE IN
                                     MAJOR CLASS                                YEARS
        ---------------------------------------------------------------------  -------
        Land improvements....................................................     20
        Docks................................................................     20
        Furniture, fixtures and equipment....................................      7
        Computer equipment...................................................      5

     Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

  Deferred Loan Fees

     Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

  Revenue Recognition

     Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

  Lease income

     During 1994 all fuel operations where leased to a related party who made lease payments of all interest on the first mortgage. Income recorded in 1994 from these payments was $92,675.

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

  Loss per share

     Loss per share of common stock is based upon the weighted average number of common shares outstanding. There is no effect on loss per share after giving effect to proforma income taxes as if the Company was taxed as a C-Corporation.

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Income Taxes

     Taxable income or loss of the S-Corporation is allocated to the shareholders in accordance with the provisions of the Stockholders agreement. The Company qualifies as a S-Corporation and as such, Federal income taxes accrue to the shareholders rather than to the Company. Accordingly, the accompanying statements of operations of the Company include no provision for Federal income taxes.

  Unaudited Period

     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

NOTE C -- GOING CONCERN UNCERTAINTY

     As reflected in the statements of operations, the Company incurred net losses of $166,484 and $120,375 in 1995 and 1994, respectively. At December 31, 1995, current liabilities exceed current assets by $2,107,802. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

     Management has been successful in the past in negotiating delays in the payment of the Company's loans and was successful in refinancing the mortgage debt (Notes D and H) subsequent to December 31, 1995. Management is also negotiating to transfer ownership and control of the Company to a public company (Note H). The public company has plans to raise additional capital in the public market after the acquisition.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

NOTE D -- NOTES PAYABLE AND LONG-TERM DEBT

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
First mortgage......................................................  $1,550,000     $1,100,000
Second mortgage -- stockholder......................................     500,000        500,000
Third mortgage -- related party.....................................     200,000        200,000
First note -- stockholder...........................................     245,000        245,000
Second note -- stockholder..........................................     125,000        125,000
Working capital note -- stockholder.................................      57,295         69,500
First note payable..................................................     200,000             --
Second note payable -- stockholders.................................     160,000             --
                                                                      ----------     ----------
                                                                       3,037,295      2,239,500
Less current maturities.............................................   1,928,584      1,248,700
                                                                      ----------     ----------
Long-term portion...................................................  $1,108,711     $  990,800
                                                                      ==========     ==========

     First Mortgage. On December 29, 1993 the Company entered into a note payable for $1,100,000 with a financial institution to purchase the marina. The note is collateralized by the property. The mortgage is at a variable rate of 1 1/2% above the banks prime rate and matures on June 29, 2010. Payments of interest were required from January 29, 1994 through July 29, 1995, thereafter monthly payment of principal and interest were required to fully amortize the note through the maturity date.

     On March 27, 1995 the Company renegotiated the variable rate note with the financial institution for $1,550,000 (which included unpaid interest). This note matures with all the principal due on October 1, 1996 and requires monthly interest payments beginning on May 1, 1995, at a rate of 1% over the banks index. (See Note H).

     Prepaid interest on this note was $13,359 at December 31, 1995.

     Second Mortgage. On December 28, 1993 the Company entered into a $500,000 promissory note with a stockholder, at a fixed rate of 8%, collateralized by a second mortgage on the property. Annual payments are required for principal and interest totaling $50,000 commencing on January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. Accrued interest was $44,257 and $40,000 at December 31, 1995 and 1994, respectfully.

     Third Mortgage. As part of the original purchase the Company entered into a $200,000 promissory note with a related party. This note had a fixed rate of 10% and matures on March 15, 1997. (See Note H).

     On January 13, 1995 the Company renewed the $200,000 promissory note, subordinate to the first and second mortgage, with a stockholder, at a fixed rate of 10%. The note matures on January 13, 1997 and requires monthly interest payments.

     First Note to Stockholder. On December 28, 1993 the Company entered into a $245,000 promissory note with a stockholder, at a fixed rate of 8%. Annual payments are required of $50,000 (principal and interest) commencing January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. At December 31, 1995 and 1994 accrued interest was $39,200 and $19,600, respectively. (See Note H).

     Second Note to Stockholder. On December 28, 1993 the Company entered into a $125,000 promissory note with a stockholder, at a fixed rate of 8% with a maturity date in July 2001. Annual interest payments are required commencing on January 5, 1995 and continuing until the maturity date in July 2001. Interest due on

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

January 5, 1995 was deferred. At December 31, 1995 and 1994 accrued interest was $20,000 and $10,000, respectively. (See Note H).

     Working Capital Note to Stockholder. During 1994, working capital of $69,500 was provided to the Company by a stockholder at a fixed rate of 8%. The timing of the repayment of the note payable is at the discretion of the Company and is classified as current maturities in the accompanying balance sheets. The balance outstanding at December 31, 1995 and 1994 was $57,295 and $69,500, respectively. At December 31, 1995 and 1994 accrued interest was $6,948 and $2,198, respectively.

     First Note payable. On August 3, 1995 the Company entered into a $200,000 promissory note with a financial institution maturing on February 3, 1999, at a variable rate of 1 3/4% above the financial institutions base rate. Monthly interest payments are required.

     Second Note Payable. The following two notes were entered into by stockholders of the Company to provide operating funds.

     On October 2, 1995 the stockholders entered into a note payable for $100,000 with the principal maturing on October 2, 1996, at a variable rate of 1% over prime. Monthly interest payments commencing on November 2, 1995 are required.

     On December 27, 1995 the stockholders entered into a second note payable for $100,000 with the principal maturing on November 27, 1996, at a variable rate of 2% over prime. Monthly interest payments commencing on January 27, 1995 are required. At December 31, 1995 $60,000 had been drawn and is outstanding under this note payable.

     Aggregate maturities of long-term debt at December 31, 1995 are as follows:

                1996.............................................  $1,928,584
                1997.............................................     284,752
                1998.............................................      87,636
                1999.............................................     290,760
                2000.............................................      94,143
                Thereafter.......................................     351,420
                                                                   ----------
                          Total..................................  $3,037,295
                                                                   ==========

NOTE E -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

     The carrying amount and fair value of notes payable and long-term debt are as follows:

                                                                  DECEMBER 31, 1995
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Variable rate debt..................................  $1,910,000     $1,910,000
        Fixed rate debt.....................................   1,070,000      1,151,250
        Demand note.........................................      57,296         57,296

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994

     The fair value of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt. Fair values of variable rate debt and demand notes are deemed to approximate carrying amount.

NOTE F -- RELATED PARTY TRANSACTIONS

     The Company has a $9,381 payable to a stockholder related to commissions earned in conjunction with the purchase of the marina on December 28, 1993. In addition, the Company has a $30,000 payable to a stockholder for a finders fee in conjunction with the purchase of the marina.

     During 1995 and 1994, the Company entered into various notes payable with stockholders of the Company. See Note D.

     Accrued interest due to the stockholders was $110,405 and $71,798 at December 31, 1995 and 1994, respectively. Interest expense in connection with notes due to stockholders was $94,350 and $91,800 during 1995 and 1994, respectively.

     Upon formation of the S Corporation, the Company purchased the Key West facility for approximately $2,300,000 from a stockholder. This purchase price approximated the fair market value of the property.

NOTE G -- CONTINGENT LIABILITIES

     In the normal course of its business, the Company is subject to litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position.

NOTE H -- SUBSEQUENT EVENTS

     On July 25, 1996 the majority stockholder sold 73.625 shares to a third party which resulted in a change in control of the Company in exchange for $1,700,000.

     On April 8, 1996, the Company entered into a loan agreement for $2,724,185 maturing on April 1, 2016. This agreement renewed and consolidated the first mortgage of $1,550,000 with an additional amount of $1,174,185 which was used to pay off the third mortgage, the second note payable, to provide operating funds and to fund expansion of the fuel system. The agreement requires twenty-four monthly interest payments beginning May 1, 1996 at a rate of 9% and two hundred and sixteen monthly principal and interest payments of $25,510 beginning May 1, 1998 at a rate of 9% during the first 36 payments and 1% over prime thereafter.

     Effective of October 31, 1996, the Company, by consent of the stockholders, entered into an agreement (the "Agreement") with Sonoma International ("Sonoma"), a public company. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of the Company in exchange for 300,000 shares of common stock of Sonoma.

NOTE I -- EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (unaudited)

     On December 9, 1996, the transaction described in Note H was consummated as described.

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................     1
Risk Factors..........................     4
The Company...........................
Use of Proceeds.......................     8
Dividend Policy.......................     9
Dilution..............................     9
Capitalization........................    11
Selected Financial Information........    12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    13
Business..............................    16
Management............................    20
Certain Transactions..................    23
Principal Shareholders................    24
Description of Capital Stock..........    25
Shares Eligible for Future Sale.......    26
Changes In and Disagreements with
  Accountants on Accounting and
  Financial Disclosure................    27
Underwriting..........................    27
Legal Matters.........................    28
Experts...............................    28
Additional Information................    28
Index to Financial Statements.........   F-1

     UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                              SHARES

                                     SONOMA
                                 INTERNATIONAL

                                  COMMON STOCK
                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------
                        NATIONAL SECURITIES CORPORATION

                                            , 1997

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent provided by Nevada law. In addition, the Articles of Incorporation contain a provision limiting a director's and officer's liability for monetary damages to the fullest extent permitted by Nevada law.

     Furthermore, Section 78.751 of the Nevada General Corporation Law (the "NGCL") contains provisions relating to indemnification of officers and directors. Section 78.751(1) provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. In order to indemnify, it must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

     Section 78.751(2) of the NGCL further allows the corporation to indemnify any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, including amounts paid in settlement and attorneys' fees if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter to which a court of competent jurisdiction has adjudged an officer or director liable to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed in the preceding paragraphs, Section 78.751(3) of the NGCL provides that he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     Except when indemnification is required by a court of competent jurisdiction, Section 78.751(4) of the NGCL states that the corporation shall only indemnify upon a determination of (i) the shareholders; (ii) majority vote of the board that were not parties to the action; (iii) if ordered by a majority vote of a quorum of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (iv) by independent legal counsel in a written opinion if no quorum of directors who were not parties to the action may be obtained.

     Unless ordered by a court of competent jurisdiction, indemnification may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Company are as follows:

    Registration Fees.....................................................  $    5,848.47
    Accounting Fees and Expenses..........................................     150,000.00
    Printing Expenses.....................................................     150,000.00
    Legal Fees and Expenses...............................................     300,000.00
    Miscellaneous.........................................................  $  425,000.00
                                                                            -------------
              Total.......................................................  $1,030,848.47
                                                                            =============

ITEM 26. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

     As a result of the closing of the acquisition of Jamestown and Key West, a total of 2,000,000 shares of Common Stock were issued on December 9, 1996. The Company issued 1,700,000 of the aforementioned shares to the holders of all the limited partnership interests of Jamestown Resort & Marina, Ltd. in exchange for those limited partnership interests and all the outstanding shares of Jamestown Resort & Marina, Inc. A total of 300,000 of the above described shares were issued to the stockholders of Key West Conch Harbor, Inc. in exchange for all the issued and outstanding shares of Common Stock in Key West. In September 1995 a total of 172,101 shares of Common Stock were issued to Gary V. Sutley for management services rendered to the Company and in lieu of salary.

ITEM 27. INDEX TO EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form SB-1, including those incorporated herein by reference.

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
          1.1        -- Underwriting Agreement**
          3.1        -- Articles of Incorporation of the Company, as amended to date.**
          3.2        -- Bylaws of the Company.**
          4.1        -- Specimen Common Stock Certificate.**
          5.1        -- Opinion re: legality.**
         10.1        -- Jamestown Lease with Corps.**
         10.2        -- Texaco Star Port Agreement.**
         10.3        -- Jamestown/Commonwealth of Kentucky Development Agreement.**
         10.4        -- NationsBank Promissory Note.**
         10.5        -- James Frye Employment Agreement.**
         21.1        -- Subsidiaries**
         23.1        -- Consent of Jackson & Walker, L.L.P.**
         23.2        -- Consent of Camby Karlinsky & Stein LLP.**
         23.3        -- Consent of King, Burns & Company, P.C.**
         24.1        -- Power of Attorney (Included on II-5 and II-6).*
         27.1        -- Financial Data Schedule.*

---------------

*  Filed herewith.

** To be filed by Amendment.

ITEM 28. UNDERTAKINGS.

     The Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on January 17, 1997.

                                            SONOMA INTERNATIONAL

                                            By:       /s/ JAMES L. FRYE
                                              ----------------------------------
                                                        James L. Frye,
                                                President and Chief Executive
                                                            Officer
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on January 17, 1997.

                 SIGNATURE                                         TITLE
--------------------------------------------    --------------------------------------------

             /s/ JAMES L. FRYE                  President and Chief Executive Office and
--------------------------------------------      Director (Principal Executive Officer)
               James L. Frye

             /s/ PETER SACKMANN                 Chief Financial Officer (Principal Financial
--------------------------------------------      and Accounting Officer)
               Peter Sackmann

             /s/ R. DUDLEY WEBB                 Director, Chairman of Board
--------------------------------------------
               R. Dudley Webb

          /s/ MARTHA LAYNE COLLINS              Director, Vice Chairman of Board
--------------------------------------------
            Martha Layne Collins

       /s/ DR. BARRETT BERNARD, M.D.            Director
--------------------------------------------
         Dr. Barrett Bernard, M.D.

            /s/ CHARLES W. HENNE                Director
--------------------------------------------
              Charles W. Henne

             /s/ GLENN HOSKINS                  Director, Secretary
--------------------------------------------
               Glenn Hoskins

        /s/ DR. EDWIN NIGHBERT, M.D.            Director
--------------------------------------------
          Dr. Edwin Nighbert, M.D.

               /s/ FRED SKOMP                   Director, Vice President -- Development
--------------------------------------------
                 Fred Skomp

             /s/ IRVIN STUMLER                  Director
--------------------------------------------
               Irvin Stumler

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and Directors of Sonoma International (the "Company") hereby constitutes and appoints James L. Frye or Peter Sackmann (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 17, 1997.

                                            SONOMA INTERNATIONAL

                                            By:      /s/  JAMES L. FRYE
                                              ----------------------------------
                                              James L. Frye
                                              President and Chief Executive
                                                Officer

                                            By:     /s/  PETER SACKMANN
                                              ----------------------------------
                                              Peter Sackmann
                                              Chief Financial Officer (Principal
                                                Financial and Accounting
                                                Officer)

                                            By:     /s/  R. DUDLEY WEBB
                                              ----------------------------------
                                              R. Dudley Webb
                                              Director, Chairman of Board

                                            By:  /s/  MARTHA LAYNE COLLINS
                                              ----------------------------------
                                              Martha Layne Collins
                                              Director, Vice Chairman of Board

                                            By: /s/  DR. BARNETT BERNARD, M.D.
                                              ----------------------------------
                                              Dr. Barnett Bernard, M.D.
                                              Director

                                            By:    /s/  CHARLES W. HENNE
                                              ----------------------------------
                                              Charles W. Henne
                                              Director

                                            By:      /s/  GLENN HOSKINS
                                                --------------------------------
                                                Glenn Hoskins
                                                Director, Secretary

                                            By:  /s/  DR. EDWIN NIGHBERT, M.D.
                                                --------------------------------
                                                Dr. Edwin Nighbert, M.D.
                                                Director

                                            By:       /s/  FRED SKOMP
                                                --------------------------------
                                                Fred Skomp
                                                Director, Vice
                                                President -- Development

                                            By:      /s/  IRVIN STUMLER
                                                --------------------------------
                                                Irvin Stumler
                                                Director

                                 EXHIBIT INDEX

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
          1.1        -- Underwriting Agreement**
          3.1        -- Articles of Incorporation of the Company, as amended to date.**
          3.2        -- Bylaws of the Company.**
          4.1        -- Specimen Common Stock Certificate.**
          5.1        -- Opinion re: legality.**
         10.1        -- Jamestown Lease with Corps.**
         10.2        -- Texaco Star Port Agreement.**
         10.3        -- Jamestown/Commonwealth of Kentucky Development Agreement.**
         10.4        -- NationsBank Promissory Note.**
         10.5        -- James Frye Employment Agreement.**
         21.1        -- Subsidiaries**
         23.1        -- Consent of Jackson & Walker, L.L.P.**
         23.2        -- Consent of Camby Karlinsky & Stein LLP.**
         23.3        -- Consent of King, Burns & Company, P.C.**
         24.1        -- Power of Attorney (Included on II-5 and II-6).*
         27.1        -- Financial Data Schedule.*

---------------

*  Filed herewith.

** To be filed by Amendment.